Exhibit 99.2

REDWOOD TRUST

The Redwood Review

1st Quarter 2006

INTRODUCTION	2

SHAREHOLDER LETTER	3

ABOUT REDWOOD TRUST	7

BUSINESS GROUP DISCUSSIONS

▶ Residential Group	11

▶ Commercial Group	14

▶ CDO Group	16

FINANCIAL REVIEW

▶ Finance Group Overview	18

▶ GAAP Earnings	21

▶ Core Earnings	22

▶ Total Taxable Income	23

▶ Core Taxable Income	24

▶ REIT Taxable Income	25

▶ Book Value per Share	26

▶ Return on Equity	28

▶ Discounts and Reserves	30

▶ Dividends	33

APPENDIX

▶ Glossary	35

▶ Financial Tables	41

The Redwood Review	1	1st Quarter 2006

The Redwood Review
We file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission. Those filings and our quarterly earnings press releases provide information about our financial results from the perspective of Generally Accepted Accounting Principles (GAAP). These documents are available on our web site. We urge you to study them, as there is much to learn about Redwood Trust there.
In the Redwood Review, you have the opportunity to learn more about Redwood Trust through a discussion of GAAP results and also a discussion of tax results and non-GAAP measures. You will first find a quarterly shareholder letter and then a background section on Redwood Trust that highlights the key aspects of our business. Following that is a discussion of current trends within each of the business groups that comprise Redwood Trust, a review of various financial indicators for our business, a glossary explaining some of the specialized terms we use, and then the tables that we formerly published as the “Quarterly Financial Supplement.”
On a basic level, our primary business — assuming the credit risk of securitized residential and commercial real estate loans — is not that difficult to understand. The details and business metrics, however, can get complicated. We hope that this Review provides some insight and serves as a useful tool for better understanding your investment in Redwood Trust.
We expect that the form and content of the Redwood Review will evolve over time. We welcome your input during this process.
CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipated,” “estimated,” “should,” “expect,” “believe,” ”intend,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the 2005 Annual Report on Form 10-K under Item 1A “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned, discussed in, or incorporated by reference into this Review might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Redwood Review	2	1st Quarter 2006

First Quarter 2006
Dear Shareholders:
During the first quarter, we made significant progress in achieving our 2006 goals of asset growth in our core business, managing the real estate credit cycle appropriately, completing a variety of internal projects, and developing new business opportunities. Even though we are in a changing housing market, we feel we are well positioned to provide respectable returns for shareholders and to continue to build our business for the future.
In 2003 and 2004, Redwood’s business grew at a rate of over 50% per year. In 2005, given the level of acquisitions we made during the year, we would have grown our business by 23% if we had not decided to restructure the composition of our portfolio by selling a substantial amount of second-loss residential credit-enhancement securities. After reflecting these sales, our business (as measured by the market value of our permanent investment portfolio) on a net basis shrank by 9% in 2005.
For 2006, we are planning to resume a modest net growth rate between 10% to 15%. This growth will support increases in shareholder wealth, and is a growth rate that we feel is appropriate given the uncertainties surrounding residential real estate credit performance over the next year or two. Our growth target is subject to change. We may decide to grow faster than planned if we can generate especially attractive asset acquisition opportunities or if our outlook on the market environment changes.
Redwood Trust is structured into four operating groups, focusing on residential real estate, commercial real estate, collateralized debt obligations (CDOs), and finance / administration. We continuously foster teamwork by basing our portfolio management and performance measurement on the principle that we have one single business. To reinforce this principle, we pay variable compensation for each employee based on the adjusted return on equity of the whole company rather than based on the individual results of any one group.
Redwood’s residential group, our largest operating group, continues to face our biggest challenge: managing and investing through this phase of the residential real estate credit cycle. Our residential group continues to find opportunities to invest in high-quality residential credit securities that meet our high standards and hurdle rates. Nevertheless, we are voluntarily restraining our rate of growth in our residential credit-enhancement business in order to maintain excess cash balances — both for risk management purposes and to fund future acquisition opportunities. One way we are constraining our growth is by evaluating potential investments using assumptions regarding future credit losses and prepayment rates that are even more conservative than we typically use. As a result, our pace of acquisition has slowed because — when using these assumptions — the prices we are willing to pay for some types of assets are less than the current market price. Additionally, the assets we do buy using these more conservative assumptions have an extra margin for error (and could generate high returns in the absence of credit losses).
Over the past several years, the combination of historically low credit losses (driven largely by rising home prices) and fast prepayments (driven by low interest rates) has led to extraordinary returns for those who invested in credit-sensitive residential real estate securities. Many investors — Wall Street firms, banks, REITs, CDO managers, and hedge funds - have yet to

The Redwood Review	3	1st Quarter 2006

First Quarter 2006
experience the liquidity issues, market value losses, margin calls, and credit losses that are a normal part of the residential real estate cycle. As a result, in our view, investments in some residential credit risk securities are, to a greater degree than in the past, perceived and priced as if the risk of material credit loss was somewhat remote. Continued good returns have drawn more investors, more capital, and more leveraged financing into this market.
Meanwhile, the supply of high-quality residential loans that are being securitized has fallen due to the overall slowdown in housing, reduced loan refinancings due to higher interest rates, and continued strong demand for whole loans from banks.
Anecdotal and statistical evidence continues to suggest that the health of the housing market peaked in 2005. Two important leading indicators of future loan credit performance are housing prices and loan delinquencies. In 2006, the overall rate of increase of housing prices is slowing, and prices have stabilized or are declining in some real estate markets. Meanwhile, residential delinquencies are rising. While the level of delinquencies is still low by historical standards, the trend is noteworthy.
We believe that the high demand for real estate-related investments, the ample supply of liquidity, the willingness of investors to use debt financing, and the relative scarcity of new high-quality residential assets will keep prices for residential securities elevated for some time. We do not anticipate a significant correction in asset pricing until actual credit losses begin to escalate. If this occurs, we believe that the capital markets for residential loan securities could experience significant stress. That could create very attractive asset acquisition opportunities for us.
Equally likely, however, in our opinion, is a future in which credit remains strong and asset prices remain at the somewhat elevated levels we find today. This would also likely be an attractive future for us. With our efficient balance sheet, low cost of operation, and other competitive strengths, even with higher asset prices we would expect to continue to prosper and grow in a manner attractive to shareholders.
Most of our current residential credit risk exposure is related to higher-quality loans that were originated in 2004 and earlier. As a result of rising home prices over the last few years, we expect that credit performance for these older loans will be significantly better than the performance of newer originations. Barring a severe real estate recession, we believe our earnings from our existing residential credit-enhancement assets could rise over time even if housing market stress intensifies. We are already recognizing higher yields on these assets now than we were in the past as a result of strong credit performance, reduction of future risk due to housing price increases, and rapid prepayment rates of the underlying loans. If credit losses on these assets remain low, we expect our earnings from these assets will continue to increase for several years. The potential upside from these assets is considerable.

The Redwood Review	4	1st Quarter 2006

First Quarter 2006
In the first quarter, Redwood’s commercial group reached a major milestone when it acted for the first time as the lead buyer of credit enhancement securities for a new commercial mortgage backed securities (CMBS) issuance. This transaction was the culmination of several years of business development, and is a reflection of the market’s growing confidence in Redwood as a competent partner and investor in CMBS. As a lead buyer, Redwood has the ability to influence which loans are included in the CMBS. In addition, we gain better access to information that will help us manage our commercial real estate risks on an on-going basis. Up to this point, we have been investing in first-loss CMBS in conjunction with partners in arrangements where we were not in the lead position. Going forward, we intend to work both with partners and also on our own to continue to credit-enhance commercial loans by investing in selected first-loss CMBS. Our outlook for the credit performance of higher-quality commercial real estate loans is positive.
Redwood’s CDO group successfully sponsored its tenth Acacia CDO transaction in the first quarter of 2006. To date, Acacia’s CDO investments have primarily been in residential mortgage backed securities (RMBS) and CMBS with investment ratings of BB and above. We are continuing our efforts to expand our CDO group’s role in supporting our residential and commercial credit-enhancement activities. Over time, we expect to broaden our activities as a CDO investor and manager.
In general, we expect our earnings per share and our special dividend will be lower in 2006 than in 2005. We expect that GAAP earnings in one or more of the remaining quarters of 2006 could be materially lower than the $1.09 per share we earned in the first quarter, although that may not occur. Taxable income could also be lower than the $1.44 per share we earned in the first quarter (a reconciliation of GAAP earnings to taxable income is provided in the financial tables). There is a high degree of quarter-to-quarter variability of earnings in our business model, and short-term earnings trends should be interpreted with care. As management, we focus on building the net present value of future cash flows and on building our ability to sustain our regular dividend rate. We do not focus on quarterly earnings.
The potential for lower earnings over the next few quarters relative to the first quarter of 2006 (and relative to quarterly earnings over the last few years) results from higher unutilized capital, a newer portfolio on average (the higher-yielding seasoned assets have largely been sold or called), fewer gains from sales (as we are not planning a significant amount of sales at this time), and fewer calls (as we have fewer callable assets). There is also the potential for earnings volatility caused by increased premium amortization expenses on the residential loans consolidated from Sequoia trusts (as technical factors may accelerate these expenses, especially if short-term interest rates stabilize or begin to fall), various other complicated GAAP and tax accrual issues, and other factors that cause earnings to vary.
These factors mean that actual quarterly or annual results may vary widely from our expectations. Keeping that in mind, we currently expect that the lowest quarterly results we will report during this earnings cycle will occur sometime in 2006. If we reduce our excess cash balances each quarter, invest wisely, finish amortizing much of our Sequoia loan acquisition premium, and continue to increase our realization of the upside potential inherent in our existing assets, earnings and special dividends could increase from 2006 levels as we move into 2007 and beyond.

The Redwood Review	5	1st Quarter 2006

First Quarter 2006
The mood at Redwood is upbeat. We are ready for the opportunities and challenges that might come. We have good assets and lots of cash. Our current phase IT and business reengineering projects, designed to improve productivity and support growth, are nearing completion. We are developing both existing and new businesses in a manner that builds on our strengths. There are many capable professionals at Redwood. They bring a great deal of experience and intellectual capital to their jobs. Redwood people enjoy working together, and we believe the teamwork that exists here dramatically improves our ability to grow and evolve. This combination — our team, Redwood’s culture, our portfolio of good assets, and a strong and efficient balance sheet — make us bullish on Redwood’s future prospects in the large and growing real estate markets.
Yours truly,

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

The Redwood Review	6	1st Quarter 2006

Interesting Things About RWT
1.	We are an entrepreneurial specialty finance company.

Our vision when we started Redwood Trust in 1994 was to create a company that is more efficient than banks, thrifts, and other financial institutions at owning, credit-enhancing, securitizing, and financing residential and commercial real estate loans.

In addition, we are building a variety of related and integrated specialty finance businesses in areas where we believe we can develop a competitive advantage.

For tax purposes, we are structured as a real estate investment trust (REIT). We also conduct business in our taxable non-REIT subsidiaries.

2.	Our primary business activity is credit-enhancing securitized residential and commercial real estate loans.

Historically, money lent to homeowners and property owners came from bank deposits. Today, a growing percentage of money sourced to fund loans comes from capital markets investors who buy mortgage-backed securities — fixed income securities backed by pools of real estate loans.

Most of these investors want to buy AAA-rated or other investment-grade mortgage-backed securities that do not have a significant risk of credit loss if an underlying real estate loan defaults. Someone else has to assume the risk. Redwood Trust is a specialist in evaluating and managing real estate loan credit and our core business is assuming the risk of loan default for securitized loans. Because Redwood Trust partially credit-enhances (or “guarantees”) these securitized loans, the risk of credit loss is reduced for capital markets investors in mortgage-backed securities. As a credit-enhancer, we are exposed to real estate credit risk on many loans, but we also have the ability to produce strong financial results if the real estate loans we credit-enhance perform well.

3.	We credit-enhance loans primarily by acquiring and owning first- and second-loss credit-enhancement securities.

In most securitizations of real estate loans, a variety of types of mortgage-backed securities are created, each with different characteristics with respect to average life, credit risk, prepayment risk, interest rate risk, and other variables.

One security is designated as the “first-loss” bond. If there are credit losses within the pool of securitized real estate loans, the principal value of the first-loss bond is reduced. If the entire principal value of the first-loss bond is eliminated due to credit losses within the securitized loan pool, then further credit losses reduce the principal value of the “second-loss” bond. Only when the entire principal value of the second-loss bond is eliminated do the other bonds issued from that securitization risk incurring credit losses. The first- and second-loss bonds are credit-enhancement securities, improving the creditworthiness of the other securities (more senior bonds) and protecting them from initial credit losses.

We typically acquire first-loss bonds at 25% to 35% of their principal value and second-loss bonds at 50% to 70% of their principal value. These bonds are acquired at a substantial discount to their principal value as future credit losses could reduce or totally eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive, and how quickly it comes in.

(continued on next page)

The Redwood Review	7	1st Quarter 2006

Interesting Things About RWT
3.	We credit-enhance loans primarily by acquiring and owning first and second-loss credit-enhancement securities (continued).

In an ideal environment, we would experience fast prepayments and low credit losses. We encountered this environment in 2003, 2004, and 2005. Conversely, our least favorable environment would be slow prepayments and high credit losses. We receive interest on the full principal value of bonds, so the interest earned on our cost basis is higher than the underlying coupon rate. For instance, on a bond with a principal value of $1 million — for which we may have paid only $300,000 — we receive interest based on the full principal value.

We typically do not receive principal payments until a few years into the deal, since the principal payments from the underlying loans are first used to pay down the most senior bonds. The amount of principal we ultimately receive is dependent on the amount of credit losses incurred before the deal is called, or when it matures. The timing of principal payments received and the timing of the realization of losses is also important to our investment returns. The faster we collect principal and the longer it takes to realize credit losses, the better it is for our investment returns.

4.	Our primary focus is on credit-enhancing high-quality loans.

Most of the real estate loans we credit-enhance are above average in terms of loan quality as compared to other securitized real estate loans. As a result, our delinquency and loss rates have been significantly lower than the national average. When market conditions are favorable, we plan to expand our credit-enhancement activities to include more loans that have average or below-average quality characteristics. Nevertheless, it is likely that the bulk of the real estate loans we credit-enhance will continue to be of above-average quality.

Typically, 40% — 50% of the residential loans we credit-enhance are on homes located in California. This roughly equals the percentage of all jumbo loans that are located in California, which we consider to be one of the more attractive states for the residential credit-enhancement business.

5.	As an integral part of our business, we also sponsor securitizations.

Our residential loan securitization business (our conduit) acquires residential whole loans from originators, accumulates loans over a period of weeks or months, and then sells the loans to newly-created securitization entities (typically called “Sequoia”) that create and sell securities backed by these loans (occasionally we also sell loans via bulk whole loan sales). We create economic gains on sale when the proceeds from the sale of securities exceed the purchase cost of the loans plus expenses. At March 31, 2006, 21% of our residential loan CES permanent asset portfolio were CES we acquired from the securitizations we have sponsored. We also have acquired some of the interest-only (IO) securities (prepayment rate sensitive securities) from these securitizations.

Our CDO group also sponsors securitizations. Over a period of several months, we acquire and aggregate a pool of diverse investment-grade and non-investment grade residential and commercial real estate securities and similar assets. We then sell this pool of assets to a newly created securitization entity (typically called “Acacia”) that creates and sells asset-backed securities to the capital markets. We create economic gains on sale from these activities and earn ongoing management fees from outstanding Acacia transactions. As a permanent investment, Redwood typically acquires all or a portion of the CDO equity securities (which function as CES) from these CDO transactions.

The Redwood Review	8	1st Quarter 2006

Interesting Things About RWT
6.	We are one of the leaders in our market segments.

The securitized residential real estate loan market can be divided into three segments. The first segment consists of “conforming” lower-balance loans, usually of average or better quality. Most of these loans are credit-enhanced by Fannie Mae and Freddie Mac. The second segment consists of lower-quality loans that are credit-enhanced primarily by sub-prime mortgage origination companies. Redwood Trust is one of the largest credit-enhancers within the third segment, which consists of private-label securitizations containing primarily larger-balance (jumbo) loans of above-average or average quality (prime and Alt-A). Redwood credit-enhances $192 billion of loans that have been securitized in private-label transactions, representing approximately 20% of the outstanding securitized loans in this segment.

Credit-enhancing commercial real estate loans is a newer business for Redwood. We have been developing our commercial business since 1998. We currently partially credit-enhance $28 billion commercial loans, representing approximately 5% of the outstanding commercial real estate loan balances that have been securitized.

7.	We have some interesting competitive advantages.

As a non-regulated specialty finance company, we have greater freedom to operate in the capital markets and securitization markets than do financial institutions such as banks and insurance companies. We also enjoy lower operating costs.

As a public company with permanent capital, we have an advantage in investing in illiquid assets relative to investment companies and partnerships that might suffer investor withdrawals and liquidity issues.

As a REIT, we have tax advantages relative to corporations that have to pay corporate income taxes, typically one of the largest costs of doing business.

With $1 billion of equity capital focused on one business, we have size advantages that bring economies of scale as well as marketing and operating advantages.

As a company with a small number of employees (76 as of 3/31/06) and one integrated business, we have a strong culture that is entrepreneurial, innovative, focused, and disciplined.

8.	We maintain a strong balance sheet.

Our business is currently funded primarily with equity capital. Compared to most financial institutions, we use very little debt financing. We currently utilize only equity capital to fund the credit-enhancement securities and other assets we hold as permanent assets for investment purposes.

We use a combination of debt and equity to fund assets that are acquired by our conduit and our CDO group on a temporary basis for re-sale to a securitization entity (inventory assets). At March 31, 2006, we had $1 billion in equity capital and no debt.

Our balance sheet is also strong because our maximum exposure to losses caused by credit risk is limited to our investment in credit-enhancement securities. In other words, our maximum loss within our credit-enhancement business is less than our equity capital base.

We may utilize more debt in the future, depending on which businesses we develop over time. Nevertheless, we expect to maintain a strong balance sheet.

The Redwood Review	9	1st Quarter 2006

Interesting Things About RWT
9.	We pay a regular dividend and may pay a special dividend.

As a REIT, we are required to distribute to shareholders as dividends at least 90% of our REIT taxable income, which is our income as calculated for tax purposes (exclusive of income earned in taxable non-REIT subsidiaries). In order to meet our dividend distribution requirements, we have been paying both a regular quarterly dividend and a year-end special dividend.

We set our regular quarterly dividend at a rate that we believe is reasonably likely to be sustainable over time under most market conditions. Our regular dividend rate is currently $0.70 per share per quarter, and our Board of Directors has indicated that their current intention is to maintain this quarterly regular dividend rate in 2006. Based on a share price of $42.08 as of May 3, 2006, the indicated yield to shareholders at the regular dividend rate is 6.65%.

If we earn more REIT taxable income than is required to fund the regular dividend, we will likely pay a special dividend in December. We expect our special dividend amount will be highly variable, and we may not pay a special dividend every year. We currently are forecasting that we will pay a special dividend at the end of 2006, although we believe the size of this special dividend is likely to be significantly less than the $3.00 per share special dividend we paid in December 2005. Our dividend policies and distribution practices may change over time.

10.	We are a growth company.

The amount of real estate loans outstanding and the amount of these loans securitized have grown rapidly over many years. This is a long-term trend that we expect will continue, although there could be a cyclical slowing in the short-run. With competitive advantages in a growing market, we expect over time to have the opportunity to increase the size of our credit-enhancement and related businesses while also improving our book value per share and our average return on equity.

The Redwood Review	10	1st Quarter 2006

Residential Group Overview
Description
Redwood’s residential group credit-enhances securitized residential real estate loans by acquiring and owning first-loss, second-loss, and other credit-enhancement securities. The residential group also invests in other residential assets, including interest-only securities. The residential group assists Redwood’s CDO group in the selection and management of the residential real estate assets owned by the Acacia CDO securitization entities that Redwood sponsors.
In addition, the residential group operates as a conduit, acquiring residential real estate loans from mortgage origination companies and selling them for a profit via whole loan sales or via securitization under the Sequoia brand name.
Discussion
The residential group enjoyed a successful first quarter, even against the backdrop of an increasingly challenging market. Our team remained busy analyzing deals and looking for residential investment opportunities for our CES portfolio and our Acacia securitization entities. We were able to find attractive investments that met our high standards. We acquired $25 million of residential CES as permanent assets in the first quarter, and committed to acquire another $11 million of residential CES as permanent assets through May 3, 2006. The loans underlying these securities have strong credit profiles, with an average LTV of 71%, and an average FICO score of 731. Our ability to source these assets is partly attributable to our deep relationships with third-party issuers.
While we continue to succeed in finding attractive assets, the search for fairly priced, high-quality loans and securities has become increasingly difficult due to record high prices and the deterioration in credit quality for new originations. We believe loan credit quality is determined by the borrower’s credit profile and loan characteristics, not by the type of loan (i.e. hybrid, negative amortization, etc.). In pools of newly originated loans, we are seeing higher loan-to-value ratios, lower average credit scores, more loan originations for investment properties, and a higher percentage of loans made without income verification.
Our credit enhancement portfolio continues to perform well. Serious delinquencies remain low at 25 basis points, as have credit losses at 1 basis point (0.01%) on an annualized basis. Our securities backed by negative amortization loans, typically perceived as loans with higher risk, also continue to perform well with serious delinquencies of 30 basis points and credit losses annualized at less than 1 basis point.
We continue to focus on developing our mortgage loan securitization (conduit) activities, including building the infrastructure necessary to support a move into non-prime credit markets, where we feel opportunities will manifest in the future. This involves significant investment in human resources, business processes, and technology. As these markets evolve, we expect to find attractive opportunities for the securitization of loans and purchase of credit-enhancement securities in the Alt-A and subprime markets.

The Redwood Review	11	1st Quarter 2006

Residential Group Metrics
Chart 1: Residential CES Portfolio by Vintage (as of Q1 2006, % By Market Value)
➢	72% of loans underlying our CES were originated prior to 2005. These have experienced significant housing price appreciation.

➢	The average seasoning of loans underlying our CES portfolio is 25 months.
Chart 2: Residential CES Portfolio by State Concentration (as of Q1 2006, % By Notional Balance)
➢	Our largest state concentration is CA, with a fairly even distribution between Northern and Southern CA loans.

➢	Our California loans are out-performing the majority of other states. Our serious delinquencies in CA are 0.10% of current balances.

➢	Our serious delinquency percentage in other high concentration states include FL at 0.43%, NY at 0.15%, VA at 0.05%, and TX at 0.51%.
Chart 3: CES Permanent Asset Activity
➢	We continue to acquire residential CES assets at a medium pace.

➢	64% of Redwood’s permanent asset portfolio is now invested in residential CES and interest-only securities.

The Redwood Review	12	1st Quarter 2006

Residential Group Metrics
Chart 4: Seriously Delinquent Loan %
➢	Seriously delinquent loans (over 90 days, in foreclosure, in bankruptcy, or real estate owned) are a percent of current balance.

➢	Overall serious delinquencies in prime markets are increasing.

➢	Our delinquencies also increased during the quarter, although on an absolute basis they remain at low levels.
Chart 5: Prepayment History for Credit-Enhancement Portfolio
➢	Prepayment rates for ARMs remain elevated, while prepayment rates for other products remain at medium levels.
➢	In general, faster prepayments benefit our business as they enhance returns on our CES.

➢	Some assets (interest-only securities) that we have retained from our conduit’s securitization activities are backed by ARM loans. Accelerating ARM prepayments have hurt our returns from these securities.
Chart 6: Residential Total Managed Portfolio
➢	We estimate that we credit-enhance approximately 1 in 10 jumbo loans.

➢	We estimate that we credit-enhance almost 1 in 5 higher quality private-label securitized loans (most of which are jumbo loans).

The Redwood Review	13	1st Quarter 2006

Commercial Group Overview
Description
The commercial group credit-enhances securitized commercial real estate loans by acquiring and owning first-loss and other commercial credit-enhancement securities (CES). Additional investments are made in other commercial mortgage-backed securities (CMBS), commercial real estate loans, and related commercial assets. The commercial group also selects investments and manages the commercial real estate assets owned by the Redwood sponsored Acacia CDO program.
Discussion
Our portfolio of commercial securities and loans continues to reflect current strong commercial market fundamentals. Barring any market dislocation, we expect this positive trend will continue to define the market for the foreseeable future.
The $28 billion of securitized commercial real estate loans underlying our credit-enhancement portfolio are performing well. As of March 31, 2006, serious delinquencies were $23 million, or 0.08% of current loan balances. We incurred no credit losses on the underlying loans in the first quarter of 2006. All of our other commercial real estate assets are performing to expectations.
Over the past two years, we have expanded our commercial business by buying the first-loss, or the B-piece, of CMBS deals, a market long dominated by a small number of players. Our initial entry into the market was in partnership with an established B-piece investor with whom we co-invested in over 14 transactions. However, in the first quarter of 2006 Redwood Trust served as the lead and sole B-piece buyer of a $1.7 billion transaction in which we committed to invest $9 million of permanent capital. As a lead buyer, Redwood Trust was solely responsible for the complete life cycle of the investment, including loan pool review, loan level due diligence, security documents negotiation, and the closing of the transaction.
As the lead buyer of a first-loss piece, Redwood retains the controlling class position and rights. This is important as it affords increased control and input into the resolution of distressed loans over the life of the securitization. Additionally, as controlling class, we benefit from access to more timely and detailed loan level information, which may help us mitigate principal losses.
The first quarter 2006 CMBS new issuance market is on pace for another year of record-setting volume. New issuance totaled $37 billion during the first quarter; for the complete year of 2005, new issuance volume was approximately $160 billion.
The tremendous amount of capital flowing into the CMBS sector has created a more aggressive underwriting environment. We look at many transactions, but remain focused on the analysis of commercial credit as our core competency. It is this credit focus that allows us to identify and invest in quality assets; we invest in only those assets that meet our relatively conservative investment criteria.

The Redwood Review	14	1st Quarter 2006

Commercial Group Metrics
Chart 7: Commercial CES Geographic Distribution
➢	The commercial loans we credit-enhance are diversified geographically.
Chart 8: Commercial Property Type Distribution
➢	Our retail and office exposures are high relative to other common property types (although they are consistent with the CMBS market as a whole). These property types include some large low leverage investment-grade loans on institutional quality real estate, so the actual risk is more balanced across property types.
Chart 9: Commercial CES Collateral Balance
➢	We are being cautious with 2006 vintage loans.
Chart 10: Commercial CES Permanent Asset Portfolio
➢	Our CES portfolio continues to grow.

➢	12% of Redwood’s permanent asset portfolio is now invested in commercial real estate assets.

The Redwood Review	15	1st Quarter 2006

CDO Group Overview
Description
The Redwood CDO group sponsors re-securitizations of diverse pools of residential and commercial real estate securities and other related assets. These collateralized debt obligations (CDOs) are issued under the Acacia brand name. The group manages the underlying pools of assets, earning asset management fees.
As a long-term investment, Redwood typically acquires all or a portion of the Acacia CDO equity securities that absorb the initial credit losses from the pool of securitized assets, and thus act as the credit-enhancement for the other (more senior) CDO securities issued by Acacia. The primary determinant of the returns we earn from our Acacia CDO equity investments is the credit performance of the securities Acacia has purchased and the performance of the loans underlying those securities.
Discussion
In the first quarter of 2006, we sponsored another CDO — Acacia 9. The assets for this transaction consisted primarily of residential securities backed by loans to prime-grade borrowers and CMBS securities, all rated between AAA and B, with an average rating of BBB-. Less than 3% of the assets consisted of securities backed by loans to low credit quality (subprime) borrowers and those securities were AAA or AA rated. We successfully sold the investment-grade-rated ABS securities that Acacia 9 created and we retained all of the Acacia 9 ABS securities rated below investment-grade as a long-term equity investment. We expect that this equity investment will create a return that is above our hurdle rate.
Credit results for all of our Acacia transactions remain healthy. ABS securities issued by Acacia 2 were upgraded by Moody’s for a second time, and we may see further upgrades of other Acacia ABS securities if current credit performance trends continue. We intend to call Acacia 2 in the second quarter of 2006.
While our Acacia CDO returns are still attractive, competition for assets and higher ongoing expenses associated with issuing Acacia ABS securities continue to decrease expected returns for new Acacia transactions relative to the high levels we saw in 2004 and 2005. Nonetheless, Redwood has several competitive advantages in the CDO market, including our track record and reputation as a CDO issuer and manager, our ability to invest in Acacia as an equity investor, our team of professionals throughout Redwood who use their long-standing relationships and market knowledge to help us acquire attractive assets, and our history as a credit risk manager. For these reasons, we remain optimistic about our ability to continue creating attractive new Acacia investments this year and beyond.
Other CDO market trends include an increased exposure to derivative assets in the form of credit default swaps. Redwood’s Acacia program has a very small exposure to similar instruments, but we expect that our exposure to those derivatives in future transactions may increase if the credit risk and pricing make sense. We are also considering some new CDO investments in commercial real estate assets and higher-yielding residential securities, as well as new partnerships and strategies that could potentially help us expand our opportunities in the future.

The Redwood Review	16	1st Quarter 2006

CDO Group Metrics
Chart 11: CDO Equity Investment (By Equity Value)
➢	24% of Redwood’s permanent asset portfolio is now invested in CDO equity securities.

➢	We called Acacia 1 in December 2005.

➢	We issued Acacia 9 in March 2006.
Chart 12: Collateral Composition for Acacia CDO Securitization Entities (By Market Value)
➢	Acacia has recently begun to increase its commercial real estate investment activities.

➢	Sub-prime securities purchased in 2004 and 2005 were primarily A-rated and higher.
Chart 13: Acacia Collateral Rating History
➢	Upgrades of securities owned by Acacia are a sign that Acacia CDO equity may continue to perform well.

The Redwood Review	17	1st Quarter 2006

Finance Group Overview
Description
Redwood’s finance group is responsible for financial reporting, tax, treasury, balance sheet management, and information technology.
Discussion
Our first quarter earnings results were at acceptable levels, with an adjusted return on equity of 12.8%. This is within the 11% to 18% return on equity range that we expect to generate as a long-term average. It also exceeds our cost of equity capital, which we estimate to be between 10% to 12%.
Our credit losses this quarter continue to be less than 1 basis point (0.01%) annualized of the residential and commercial loans we credit enhance.
Our balance sheet remains strong. We ended the quarter with no debt. Cash in excess of that required to fund our operations was $174 million — this cash is available to fund investments in new assets. Book value was $38.11 per share.
Our residential and commercial credit enhancement securities (CES) are carried at a discount to the face amount of the underlying securities of $25.62 per share for GAAP purposes and $22.28 per share for tax purposes. If the credit performance of these securities remains strong, a significant portion of this discount will be accreted into GAAP and tax income over the next five to seven years.
The table below presents our per share results, including GAAP and non-GAAP financial measures. Please see the following pages for the definitions of these non-GAAP measures and for reconciliations to the most comparable GAAP measures.

		Non-GAAP Financial Measures
			Total
	GAAP		Taxable	Core Taxable
	Earnings	Core Earnings	Income	Income
	Per Share	Per Share	Per Share	Per Share
First Quarter 2005	$2.42	$1.82	$1.89	$1.17
Fourth Quarter 2005	$1.68	$0.97	$1.66	$1.44
First Quarter 2006	$1.09	$1.16	$1.44	$1.52
Our GAAP earnings of $28 million ($1.09 per share) in the first quarter of 2006 decreased from $61 million ($2.42 per share) in the comparable quarter in 2005. The two primary reasons for this $33 million earnings decline are a $17 million decrease in net gains on sales, calls, and market value adjustments and a decrease in net interest income of $17 million.

The Redwood Review	18	1st Quarter 2006

Finance Group Overview
We now have fewer callable assets and we are not planning significant asset sales in 2006. This is the primary reason for the decline in net gains from sales, calls, and market value adjustments. We expect this trend to continue for the remainder of 2006.
Our net interest income has steadily declined over the past four quarters. While the yields and total net interest income we earn on residential and commercial CES and our securities portfolio continue to improve, this benefit has been more than offset by the decline in the amount we earn on our Sequoia-related assets.
During the first quarter of 2006, net interest income from Sequoia assets was $17 million, a decrease of $23 million as compared to the first quarter of 2005. Over the last several years, Sequoia assets have generated high levels of net interest income for us, in part because the substantial economic gains we generated through the securitization process were not recognized concurrently in GAAP but rather served to lower our basis and raise our on-going yields from these assets. Due to increased competition in the securitization business, we are not currently able to generate high-yield Sequoia assets through sponsoring securitization transactions. As our remaining high-yield Sequoia assets pay off and are not replaced, our earnings from this source are reduced.
Faster prepayments of the loans underlying Sequoia have accelerated pay downs of our Sequoia assets, contributing to the decline in net interest income from this source. Prepayments both reduce the total amount of these earning assets and also increase premium amortization expenses. The annualized constant prepayment rate (CPR) for Sequoia’s loans was 25% for the first quarter of 2005, 51% in the fourth quarter of 2005, 45% in the first quarter of 2006, and 50% in April of 2006. The flatter yield curve continues to drive these fast prepayment rates.
The vast majority of our permanent investments are non-Sequoia assets such as residential CES and CDO equity securities that benefit from fast prepayment speeds and commercial CES that are not affected by residential prepayment speeds. The good news is that earnings from these non-Sequoia assets are increasing. Net interest income from these investments was $27 million in the first quarter of 2006, an increase of $7 million as compared to the first quarter of 2005. We achieved this improved result even with $119 million of higher average excess cash balances.
The yield on our residential CES increased to 20% this quarter compared to 16% in the first quarter of 2005. Our residential CES portfolio is beginning to season and has benefited from fast prepayments and strong credit performance. In addition, average yield for this portfolio increased because our asset sales last year consisted primarily of lower-yielding assets.
In the first quarter of 2006, core taxable income of $1.52 per share was $0.36 per share higher than GAAP core earnings. Differences in income recognition methodologies for GAAP and tax explain most of this difference. For tax, we are recognizing lower premium amortization expenses for Sequoia IO and higher discount accretion income for our CES. These timing differences will eventually reverse, boosting GAAP income relative to taxable income.

The Redwood Review	19	1st Quarter 2006

Finance Group Overview
The total market value of our permanent assets increased by 3% during the quarter from $568 million to $583 million. New acquisitions of permanent assets in the first quarter were strong at $45 million, of which $25 million was residential, $8 million commercial, and $12 million CDO. Additionally, we had $10 million of sales, $2 million of calls, $20 million of pay downs, and market value appreciation of $2 million. We are anticipating 10% to 15% net growth for 2006.
At quarter-end, we had $1.0 billion equity capital and no debt. Our equity capital was invested 38% in residential real estate assets, 7% in commercial real estate assets, 15% in CDO equity, 5% in interest rate agreements, 5% in capital to support conduit activities, 12% in cash and working capital to support existing operations and risk management, and 18% in excess cash available to fund future investments.
Of our $583 million equity that is invested in permanent assets, 64% is invested in residential assets, 12% is invested in commercial assets and 24% is invested in CDO assets.
During the first quarter, our excess capital declined from $189 million to $174 million; we continue to expect our excess capital to decline over time as we acquire new assets this year and next.
Redwood Trust Permanent Assets

The Redwood Review	20	1st Quarter 2006

GAAP Earnings
a)	What is This?

Income calculated under Generally Accepted Accounting Principles in the United States.

b)	Graph
GAAP Earnings per Share
c)	Quarterly Update
➢	Our GAAP earnings were $28 million, or $1.09 per share, for the first quarter of 2006. In the first quarter of 2005, GAAP earnings were $61 million, or $2.42 per share.

➢	Net interest income decreased by $17 million, primarily due to lower balances of earning assets (IO balance reduction as a result of prepayments, sales of CES in the fourth quarter of 2005) and higher balances of excess cash.

➢	Sales, calls, and market value adjustments decreased by $17 million from the first quarter of 2005 to the first quarter of 2006. In the first quarter of 2006, we realized no gains from calls as compared to $8 million of call gains in the first quarter of 2005.

➢	Yields on our residential CES portfolio (as it is presented for GAAP) continued to increase in the last two quarters, as a result of continued strong credit performance, favorable prepayment behavior, and sales of lower-yielding assets.

➢	Operating expenses increased by $1 million from the first quarter of 2005 to the first quarter of 2006, but were at similar levels to the fourth quarter of 2005. Some of our current expenses include certain technology and infrastructure initiatives that will be completed during this year, so we anticipate the recent growth in our expenses to slow down.

The Redwood Review	21	1st Quarter 2006

    Core Earnings
a)	What is This?

Core earnings is a profitability measure that highlights earnings that are more likely to be on-going in nature. In calculating core earnings, we start with GAAP earnings and then exclude gains and losses on calls and sales, mark-to-market adjustments, and one-time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core to GAAP earnings.

b)	Graph
Core Earnings per Share
c)	Quarterly Update
➢	Core earnings were $30 million, or $1.16 per share, for the first quarter of 2006. In the first quarter of 2005, core earnings were $45 million, or $1.82 per share.

➢	Core earnings per share in the first quarter of 2006 exceeded the level generated in the prior quarter, and reversed a downward trend in earnings. However, we still have a substantial amount of unutilized capital, and it is likely that our core earnings will not begin a sustainable trend upwards until we are able to find attractive assets and more fully invest our capital. On a quarter to quarter basis, earnings could be volatile.

➢	Some of the volatility in our core earnings is a function of the accounting for certain assets, including the accounting for premium amortization on Sequoia’s loans. The amount of premium we amortize in any one quarter will depend on both prepayments and interest rates. If short term interest rates remain stable or fall, premium amortization expense could increase substantially.

➢	GAAP earnings were below core earnings by $2 million in the first quarter of 2006. Core earnings do not include net losses from mark-to-market adjustment on certain assets that were partially offset by gains from sales and calls of assets.

The Redwood Review	22	1st Quarter 2006

    Total Taxable Income
a)	What is This?

Total taxable income is a measure of our profitability. It is our pre-tax income as calculated for tax purposes. It includes pre-tax income earned at our parent company and REIT subsidiaries (REIT taxable income) as well as pre-tax income earned in our taxable non-REIT subsidiaries. Total taxable income can differ materially from GAAP earnings. Table 3 in the Appendix reconciles these two profitability measures.

b)	Graph
Total Taxable Earnings per Share (Estimated for 2005 and Q1 2006)
c)	Quarterly Update
➢	Total taxable income was $36 million, or $1.44 per share, in the first quarter of 2006 and $46 million, or $1.89 per share, in the first quarter of 2005.

➢	One reason for this reduced amount was lower gain on sales for tax purposes from securitizations we sponsor. We had no taxable securitization gains in the first quarter of 2006 while in the first quarter of 2005 we had $3 million. We expect minimal gains from our conduit business over the course of this year.

➢	Sales and call income also accounted for a portion of the difference in taxable income. We had minimal gains from these activities in the first quarter of 2006 as compared to realizing $12 million, or $0.50 per share, in the first quarter of 2005.

➢	Total taxable income was higher than GAAP earnings. The primary reason for this was that taxable earnings from loans and CES do not include expenses related to projected credit losses.

The Redwood Review	23	1st Quarter 2006

    Core Taxable Income
a)	What is This?

Core taxable income is a profitability measure that highlights that portion of taxable income that is more likely to be on-going in nature. In calculating core taxable income, we start with total taxable income and then exclude gains on sale, tax deductions created by the exercise of stock options, and one time items that are unlikely to be repeated. Table 4 in the Appendix reconciles core taxable income and total taxable income to GAAP income.

b)	Graph
Core Taxable Earnings per Share
c)	Quarterly Update
➢	In the first quarter of 2006, core taxable income was $39 million, or $1.52 per share. In the first quarter of 2005, it was $29 million, or $1.17 per share.

➢	Fast prepayment speeds have substantially increased the income we recognized on our CES as compared to the first quarter of 2005. If prepayment speeds slow down in the future, we may recognize less income on our CES.

➢	The yield we recognize on our Sequoia IO securities would currently be negative due to rapid Sequoia loan prepayments; however, we cannot recognize a negative effective yield on assets for tax purposes. As a result, our cumulative taxable income has been higher by $41 million than it would have been otherwise, and our taxable income over the next few years will be lower by the same amount.

➢	Actual realized credit losses reduce taxable income as incurred, in an amount equal to the principal loss times our tax basis in the affected CES. We had $1 million realized residential and commercial taxable credit losses in the first quarter of 2006, an increase from the $0.4 million we realized in the first quarter of 2005, but still a very low level of loss.

The Redwood Review	24	1st Quarter 2006

    REIT Taxable Income
a)	What is This?

REIT taxable income is the primary determinant of the minimum amount of dividends we need to distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, at Redwood Trust and our subsidiaries that have elected REIT tax status. It does not include taxable income earned at our taxable non-REIT subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends. A reconciliation of GAAP income to REIT taxable income appears in Table 3 of the Appendix.
b)	Graph
REIT Taxable Earnings per Share
c)	Quarterly Update
➢	For the first quarter of 2006, REIT taxable income was $35 million, or $1.39 per share. For the first quarter of 2005, it was $45 million, or $1.84 per share.

➢	Historically, REIT taxable income has benefited from substantial gains due to calls and sales activity. There were $0.4 million of gains from sales in the first quarter of 2006, as compared to $14.9 million of gains from calls and sales in the first quarter of 2005. We expect reduced call and sales activity throughout 2006.

➢	Due to increased levels of uninvested capital, REIT taxable income has generally shown a downward trend in recent quarters. We expect this trend to continue until we more fully invest our available capital.

➢	REIT taxable income can also be affected by irregular events such as stock option exercises (which reduce taxable income by the in-the-money amount of the exercised options).

The Redwood Review	25	1st Quarter 2006

    Book Value per Share
a)	What is This?

Book value per share is the amount of equity capital we have per share of common stock outstanding. There are many different ways that equity capital can be measured. We usually focus on three measures, each of which we believe is useful for a different purpose.

GAAP book value is our common equity as calculated for GAAP purposes. It includes a mark-to-market valuation adjustment for certain of our assets (i.e., those whose changes in market valuations are reported on our balance sheet and not our income statement.) Over time, our GAAP book value per share has been increasing as a result of retention of a portion of our income, increases in the market value of our assets, and issuance of stock at prices in excess of book value.

Core book value is GAAP book value excluding those mark-to-market adjustments for certain of our assets reflected on our balance sheets. Core book value more closely reflects historical amortized costs rather than current market values.

Adjusted core book value is core book value less REIT taxable income that we have earned but not yet distributed as dividends to our stockholders. Given our current dividend policy and as allowed under the REIT rules, there may be a delay between our earning of income and our distribution of that income. Thus, adjusted core book value is a measure that provides one estimate of the amount of equity capital we have over the long-run in order to reinvest in new assets and generate future earnings.

A reconciliation of GAAP book value to core book value and adjusted core book value appears in Table 8 of the Appendix.

b)	Graph
GAAP Book Value per Share

The Redwood Review	26	1st Quarter 2006

    Book Value per Share
c)	Quarterly Update
➢	Dividends reduce book value per share. GAAP book value declined in the fourth quarter of 2005 primarily because we declared both a $0.70 per share regular dividend and also a $3.00 per share special dividend.

➢	For the first quarter of 2006, after declaring $0.70 per share of regular dividends, GAAP book value per share increased by 2% from $37.20 per share to $38.11 per share.

➢	At March 31, 2006, core book value was $34.90 per share and adjusted core book value was $32.32 per share.

➢	At the end of our first quarter of operations in September 1994, GAAP book value was $11.67 per share. Since that time, we have been able to pay $35.33 per share of dividends and have increased GAAP book value by $26.44 per share.

➢	Book value per share is not necessarily an indicator of our market value or an indicator of the returns available to our shareholders. However, if you had acquired our stock at our initial public offering in August 1995, and had reinvested all dividends back into the stock, your annualized compound return as a shareholder through the first quarter of 2006 would have been 20%. Future results may vary.

The Redwood Review	27	1st Quarter 2006

    Return on Equity
a)	What is This?

We believe return on equity (ROE) is one of the more useful measures of the profitability of our business. ROE is the amount of profit we generate each year per dollar of equity capital. There are numerous ways this could be calculated for Redwood since we monitor a number of different profit measures as well as a number of different measures of equity capital.

GAAP ROE is GAAP earnings divided by GAAP equity.

One interesting aspect to consider about GAAP ROE is that it will decline (all other things being equal) if our assets increase in market value. Many of our assets are marked-to-market through our balance sheet but not our income statement. An increase in asset market value will therefore increase GAAP equity but not our GAAP earnings, thus lowering GAAP ROE. Similarly, a decrease in asset market values will increase our GAAP ROE.

An alternative measure of ROE that may also be useful is Adjusted ROE, by which we mean GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Only those asset market value changes that are included in our income statement will affect Adjusted ROE.

A reconciliation of GAAP ROE to Adjusted ROE, and of GAAP equity to core equity, appears in Table 8 of the Appendix.

b)	Graph
Adjusted ROE (Annualized)

The Redwood Review	28	1st Quarter 2006

    Return on Equity
c)	Quarterly Update
➢	GAAP ROE was 12% for the first quarter of 2006 as compared to 27% in the first quarter of 2005.

➢	Adjusted ROE was 13% for the first quarter of 2006 and 30% for the first quarter of 2005. Adjusted ROE is greater than GAAP ROE due to the appreciation of the market values of assets that are marked-to-market through our GAAP balance sheet. This increases our GAAP equity and thus lowers GAAP ROE.

➢	Over the very long term, we expect to generate an average adjusted return on equity between 11% and 18%.

The Redwood Review	29	1st Quarter 2006

    Discounts and Reserves
a)	What is This?

We expect to generate attractive earnings and dividends from our credit-enhancement business if the loans we credit enhance incur very low credit losses.

One way to understand Redwood’s earnings potential if credit results remain favorable is to look at the balance of purchase discount for our residential and commercial credit-enhancement securities. These balances will become part of earnings (for the most part, over the next seven years) to the extent they are not diminished by credit losses. This income would be in addition to the coupon income and other income we earn on an on-going basis.

For both GAAP and tax earnings, we currently amortize a portion of the discount into income. For tax accounting (which drives our dividend distributions), we cannot assume future credit losses and thus cannot take any credit reserves and must amortize the entire purchase discount into taxable income over time. For GAAP purposes, we designate a portion of the purchase discount on CES as credit reserve and this portion of the purchase discount is currently not being amortized into income. The portion of the discount that is not designated as credit reserve for GAAP purposes is currently amortized into income.

The accounting treatment for GAAP and tax purposes also differs for loans. For GAAP, we establish a credit reserve based on our estimate of credit losses. For tax purposes, credit losses can only be expensed when incurred. Thus, we reduce our GAAP income relative to our taxable income to the extent that our quarterly credit provisions for loans exceed actual loan losses incurred in that quarter. If anticipated losses do not occur, these provisions would be reversed into GAAP income over time. If these losses do occur as anticipated, our future taxable income will be lower by this amount.

As a result of these different accounting treatments, effective yields recognized for recently acquired assets have been higher for tax purposes than for GAAP purposes.

Furthermore, as a result of these differences, the outstanding balance of purchase discount differs between GAAP and tax. Future differences in the timing of amortizing the discount will depend on the credit performance and prepayment behavior of the assets.

The Redwood Review	30	1st Quarter 2006

    Discounts and Reserves
b)	Graph
Discounts and Credit Reserves per Share
c)	Quarterly Update
➢	On March 31, 2006, the net balance of all GAAP premiums and discounts associated with all consolidated residential and commercial real estate loans, securities, asset-backed securities issued, and other assets and liabilities was a net discount balance of $650 million, or $25.62 per share.

➢	The net premium on residential loans owned by Sequoia securitizations (and loans held by Redwood for sale to Sequoia), net of credit reserves, was $1.31 per share. This includes the net premium on the loans, less any net premium on ABS issued by the securitizations’ trusts, as adjusted for the costs of creating and issuing these ABS. Our GAAP credit reserve on these loans was $0.88 per share. For GAAP purposes, these loans are carried on our balance sheet at an effective price of 100.28% of principal value.

➢	Residential credit-enhancement securities had a net GAAP discount balance of $19.41 per share, or $493 million, which is the difference between the face value and the amortized cost of these assets. We are currently estimating that cumulative credit losses will equal $14.76 per share. The remaining balance of $4.65 per share is currently being amortized into GAAP income.

➢	Commercial credit-enhancement securities had a net discount balance of $5.52 per share, or $140 million. We are currently estimating that cumulative credit losses will equal $6.61 per share, which is in excess of this discount. As a result, we are currently writing down our GAAP basis in these assets over time, creating a net amortization expense for GAAP purposes.

The Redwood Review	31	1st Quarter 2006

    Discounts and Reserves
➢	The net discount balance on all other assets and liabilities was $2.00 per share. This includes the net discount on our remaining securities (net of other deferred bond issuance costs).

➢	For tax purposes, at March 31, 2006, the net balance of all premiums and discounts associated with residential and commercial real estate loans, securities, asset-backed securities issued, and other assets and liabilities was a net discount balance of $566 million, or $22.28 per share.

➢	Credit losses, as reported for GAAP, were $3 million, or $0.10 per share, in the first quarter of 2006 for the residential loans we credit-enhance. There were no losses on the commercial real estate loans we credit enhance. For both the residential and commercials loans, credit losses were less than one basis point (0.01%) on an annualized basis of the loans outstanding.

The Redwood Review	32	1st Quarter 2006

    Dividends
a)	What is This?

As a REIT, we are required to distribute at least 90% of our REIT taxable income each year as dividends. We have a regular dividend rate that is established at a level we believe is reasonably likely to be sustainable. To the extent the REIT taxable income we are required or choose to distribute is greater than our regular dividend distributions, we typically make a special dividend distribution towards year-end.

b)	Graph
Regular Dividends
c)	Quarterly Update
➢	We declared a regular quarterly dividend of $0.70 per share in the first quarter of 2006. Our Board has announced its intent to maintain the level of the regular quarterly dividend at $0.70 per share for the remainder of the year.

➢	Based on our estimates of REIT taxable income during 2005 and the first quarter of 2006, we entered the second quarter of 2006 with $65 million ($2.57 per share) of undistributed REIT taxable income.

➢	We plan to permanently retain approximately 10% of the ordinary REIT taxable income we earn during 2006, and to retain 100% of the taxable income we earn at our taxable REIT subsidiaries in 2006 (after taxes). By retaining a portion of our income, we seek to build book value per share, and thus potential earnings and dividends per share, over time.

➢	We are also likely to defer distribution of this year’s taxable income into the following year. We also expect to distribute a special dividend towards the end of 2006. We currently expect the amount of this special dividend will be significantly less than the $3.00 per share special dividend we paid in the fourth quarter of 2005.

The Redwood Review	33	1st Quarter 2006

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The Redwood Review	34	1st Quarter 2006

    Glossary
All companies and analysts do not calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood Trust may not be comparable to similarly titled measures reported by other companies.
    ABS
Asset Backed Securities – securities backed by financial assets that generate cash flows and each security has a certain priority to a portion of such cash flows.
    ACACIA
Acacia is the brand name for the collateralized debt obligation (CDO) securitizations we sponsor. The underlying pool of assets for these CDO securitizations consists primarily of investment-grade and non-investment-grade rated securities backed by residential prime, residential sub-prime, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from commercial real estate assets.
    ADJUSTED CORE EQUITY (ADJUSTED BOOK VALUE)
Adjusted core equity (adjusted book value) is not a measure calculated in accordance with GAAP. We have minimum dividend distribution requirements as a REIT. We thus have future payment obligations, but these are not recognized in GAAP accounting until dividends are declared. Cash that we have earned but that we must pay out as dividends is not cash that will be available to us to acquire long-term assets and build our business. So when we try to answer questions such as “how much equity per share do we have available to build our business and to generate dividends in the long-term?” we use adjusted core equity per share. Adjusted core equity is core equity less undistributed REIT taxable income that is still undeclared but that will need to be paid out. A reconciliation of adjusted core equity to GAAP equity appears in the Appendix in Table 8.
    ARMs
Adjustable Rate Mortgages.
    BOOK VALUE
Book value is our common equity amount. It can be calculated in a number of ways, one of which is appropriate for GAAP.
    CDO
Collateralized Debt Obligations – a re-securitization of a diverse pool of securities.
    CDO EQUITY SECURITIES
CDO equity securities are securities that bear the initial credit losses of the assets owned by securitization entities. They come in a variety of forms. They serve the same function as first-loss credit-enhancement securities issued from securitizations of residential and commercial real estate securities.
    CONDUIT
A group that acquires closed loans from originators, accumulates loans over a period of time, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be done through bulk whole loan sales.

The Redwood Review	35	1st Quarter 2006

    Glossary
    CORE EARNINGS
Core earnings is not a measure of earnings in accordance with GAAP. We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects. We exclude realized gains (and losses) resulting from asset sales and calls from GAAP income. We sell assets from time to time as part of our on-going portfolio management activities. These sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include mark-to-market income and expenses for certain of our assets and interest rate agreements. These are unrealized market value fluctuations – we exclude them from core earnings.
Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. A reconciliation of core earnings to GAAP income appears in Table 2 of the Appendix.
    CORE EQUITY (CORE BOOK VALUE)
Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes mark-to-market adjustments for certain of our assets and interest rate agreements. Core equity is GAAP equity with mark-to-market gains and losses (“accumulated other comprehensive income”) excluded. It approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 8 of the Appendix.
    CORE REIT TAXABLE INCOME
Core REIT taxable income is REIT taxable income before gains and losses on asset sales and calls, and certain other expenses such as tax deductions for stock option exercises. It represents that portion of our REIT taxable income that may be more on-going in nature. A reconciliation of Core REIT taxable income to GAAP Income is covered in Tables 3 and 4 of the Appendix.
   CORE TAXABLE INCOME
Core taxable income is total taxable income before gains and losses on asset sales and calls and certain other expenses such as tax deductions for stock option exercises. It represents that portion of our total taxable income that may be more on-going in nature. A reconciliation of Core taxable income to GAAP Income is covered in Tables 3 and 4 of the Appendix.
    CPR
Constant (or Conditional) Prepayment Rate — an industry-standard measure of the speed at which mortgage loans prepay.

The Redwood Review	36	1st Quarter 2006

    Glossary
    CREDIT-ENHANCEMENT SECURITIES (CES)
CES absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced (have less credit risk). These securities are also referred to as subordinated securities and B-pieces. Our permanent asset portfolio contains residential and commercial first-loss (usually non-rated) and residential second-loss (usually with a credit rating of single-B) CES securities or their equivalents. The first-loss security takes the initial risk. If losses exceed the principal value of the first-loss security, the second-loss security is at risk. The CDO equity securities we acquire from the Acacia CDO securitization transactions we sponsor function as CES for those transactions. On our GAAP balance sheet, residential credit-enhancement securities includes both permanent assets and also second- and third-loss (usually rated BB) securities that are owned by Acacia and are consolidated on our balance sheet.
    GAAP
Generally Accepted Accounting Principles in the United States.
    INTEREST-ONLY SECURITIES (IOs)
IOs are specialized securities that are backed by real estate loans. They receive interest payments calculated as a function of interest payments generated by the underlying loans. Typically, however, IO securities do not have a principal balance and they will not receive principal payments generated by those loans. Interest payments to IO securities usually equal the IO interest rate formula multiplied by a “notional” principal balance. The notional principal balance for an IO is typically reduced over time as the actual principal balance of the underlying pool of real estate loans pays down. Thus, IO cash flows are reduced as time passes and the loans pay down, and IO cash flows are typically reduced more quickly if loan prepayments accelerate. The IO securities that Redwood has acquired in the past from some Sequoia residential securitizations typically earn an interest amount that varies as a function of the remaining principal balance of Sequoia loans and the spread between the yield on the residential loans owned by Sequoia and the cost of the asset-backed securities issued by Sequoia.
    INVENTORY ASSETS
Inventory assets are assets that we acquire to hold for several weeks or months that we then sell to a securitization entity. We use a combination of debt and equity to fund inventory assets.
    LEVERAGE RATIOS
We currently only use debt to finance on a temporary basis the accumulation of inventory assets prior to sale to a securitization entity. Thus, we do not, typically, have a significant amount of financial leverage. However, because of the consolidation of independent securitization entities, it appears from our GAAP consolidated financial statements that Redwood is highly leveraged, with total liabilities significantly greater than equity. These securitization structures are non-recourse to Redwood. Therefore, although included in our consolidated balance sheets, they do not represent financial leverage for Redwood.
    NEGATIVE AMORTIZATION ARMS (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)
Negative Amortization ARMs (Neg Am ARMs, Option ARMs, or MTA ARMs) are monthly adjustable rate mortgages where the borrower can choose between different payment options. One of these options allows the borrower to make a minimum payment. This minimum payment is less than the interest accrued on the mortgage and in this instance the borrower’s loan balance will increase (negative amortization).

The Redwood Review	37	1st Quarter 2006

    Glossary
    PERMANENT ASSETS
We seek to invest in assets that have the potential to provide high cash flow returns over a long period of time to help support our goal of maintaining steady dividends. We typically fund long-term investment assets entirely with equity (i.e., no debt). We refer to the assets we own that meet this criteria as permanent assets. Our permanent asset portfolio includes residential and commercial credit-enhancement securities, residential interest-only securities, commercial real estate loans, and CDO equity securities.
    PRIME RESIDENTIAL LOANS
High quality residential loans – typically high credit score borrowers, relatively lower loan-to-value ratios, and full documentation.
    PROFITABILITY RATIOS
Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin in their work analyzing financial institutions. Because of our consolidation of securitization entities for GAAP purposes, we believe equity-based profitability ratios are more appropriate for Redwood. We believe, for example, that net interest income as a percentage of equity is a useful measure. For operating expenses, we believe a useful measure is the operating efficiency ratio, or operating expenses as a percentage of net interest income.
    REDWOOD DEBT
All of our debt is short-term. We only use debt to fund the acquisition of our inventory assets. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. In addition, we have a commercial paper facility that will allow us to issue short term debt to finance the acquisition of residential loans.
    REDWOOD EARNING ASSETS
Redwood earning assets is not a measure calculated in accordance with GAAP. Redwood earning assets are our permanent assets, including securities we acquired from securitizations we sponsored. All of the assets and asset-backed securities liabilities of the securitization entities we have sponsored are shown on our GAAP consolidated balance sheet, even though we do not own these assets and we are not responsible for the payment of these liabilities. For some analytical tasks (such as determining how much financial leverage Redwood carries on its balance sheet) we believe it makes more sense to consider the assets Redwood actually owns and the debt Redwood actually owes rather than including all GAAP assets and liabilities consolidated from securitization entities that are independent of Redwood. A reconciliation of Redwood earning assets to GAAP assets appears in Table 6 of the Appendix.
    REAL ESTATE MORTGAGE INVESTMENT CONDUIT (REMIC)
A REMIC is an entity used to structure securitization backed by real estate assets. A re-REMIC is the resecuritization of prior REMICs.
    REAL ESTATE INVESTMENT TRUST (REIT)
A tax election that can be made by a corporation that invests in real estate assets. By meeting certain tests, including the distribution of at least 90% of REIT taxable income, profits are not taxed at the corporate level to the extent that dividends are distributed to stockholders.

The Redwood Review	38	1st Quarter 2006

    Glossary
    RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY
ROE is the amount of profit we generate each year per dollar of equity capital. Adjusted ROE is GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Thus, only those asset market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of GAAP ROE to adjusted ROE appears in Table 8 of the Appendix.
    SEQUOIA
Sequoia is the brand name for most of the securitizations of residential real estate loans we have sponsored.
    TAXABLE REIT SUBSIDIARY
A wholly-owned subsidiary of a REIT. The taxable REIT subsidiary does not have the income, asset, or distribution requirements that the REIT does. The REIT, however, is limited in its investments in Taxable REIT subsidiaries.
   TOTAL RETAINED AND REIT RETAINED TAXABLE INCOME
Total Retained and REIT Retained Taxable Income are not measures calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, plus all of the taxable income earned at our taxable REIT subsidiary, less corporate income taxes and excise taxes paid. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes and excise taxes paid. A reconciliation of total retained and REIT Retained Taxable Income to GAAP income is covered in Tables 3 and 4 of the Appendix.
    TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME
Total taxable income is not a measure calculated in accordance with GAAP. It is the pre-tax income calculated for tax purposes. Estimated total taxable income is an important measure as it is the basis of our dividend distributions to shareholders. Taxable income calculations differ significantly from GAAP income calculations. REIT taxable income is that portion of our taxable income that we earn in our parent company and REIT subsidiaries. It does not include taxable income earned in taxable non-REIT subsidiaries. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. The remainder of our taxable income is income we earn in taxable subsidiaries. We pay income tax on this income and we generally retain the after-tax income at the subsidiary level. We also pay income tax on the REIT taxable income we retain (we can retain up to 10% of the total). A reconciliation of total taxable income and REIT taxable to GAAP income appears in Table 3 of the Appendix .

The Redwood Review	39	1st Quarter 2006

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The Redwood Review	40	1st Quarter 2006

FINANCIAL TABLES

The Redwood Review	41	1st Quarter 2006

Table 1: GAAP Earnings (all $ in thousands, except per share data)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004
Redwood and consolidated entities interest income	$224,362	$234,233	$245,735	$248,669	$236,957	$204,834	$171,804	$144,865	$130,158	$965,594	$651,661
Discount amortization income	14,661	11,936	12,714	8,395	9,316	9,146	9,012	9,077	8,836	42,361	36,071
Premium amortization expense	(13,398)	(14,451)	(15,698)	(10,203)	(8,082)	(7,105)	802	(14,463)	(11,646)	(48,434)	(32,412)
Provision for credit losses	(176)	(877)	805	1,527	(1,025)	(1,697)	(1,528)	(1,500)	(2,511)	430	(7,236)

Total GAAP Interest Income	225,449	230,841	243,556	248,388	237,166	205,178	180,090	137,979	124,837	959,951	648,084

Interest expense on Redwood Trust’s debt	(2,097)	(3,531)	(3,845)	(1,825)	(2,728)	(2,560)	(2,312)	(2,490)	(2,571)	(11,929)	(9,933)

ABS expenses consolidated from trusts	(178,204)	(186,457)	(191,035)	(191,985)	(173,182)	(143,078)	(108,237)	(78,809)	(69,069)	(742,659)	(399,193)
ABS issuance expense amortization	(5,907)	(6,069)	(5,162)	(5,386)	(5,273)	(4,783)	(4,197)	(4,305)	(3,543)	(21,890)	(16,828)
ABS interest agreement expense	2,980	3,573	623	876	1,469	606	(2,888)	(5,988)	(4,965)	6,541	(13,235)
ABS issuance premium amortization income	2,526	2,793	2,733	3,140	3,747	2,644	2,823	1,233	571	12,413	7,271

Total consolidated ABS expense	(178,605)	(186,160)	(192,841)	(193,355)	(173,239)	(144,611)	(112,499)	(87,869)	(77,006)	(745,595)	(421,985)

GAAP net interest income	44,747	41,150	46,870	53,208	61,199	58,007	65,279	47,620	45,260	202,427	216,166

Fixed compensation expense	(3,437)	(2,879)	(2,802)	(2,623)	(2,778)	(2,009)	(1,959)	(1,842)	(2,230)	(11,082)	(8,040)
Variable compensation expense	(1,514)	(3,689)	(4,009)	(4,200)	(4,018)	(2,811)	(3,432)	(4,709)	(4,005)	(15,916)	(14,957)
Equity Compensation expense	(2,694)	(1,341)	(248)	(972)	(631)	(396)	(144)	(560)	(327)	(3,192)	(1,427)
Other operating expense	(4,162)	(4,268)	(3,866)	(3,179)	(3,322)	(2,565)	(2,512)	(1,781)	(1,735)	(14,635)	(8,593)

Operating expenses	(11,807)	(12,177)	(10,925)	(10,974)	(10,749)	(7,781)	(8,047)	(8,892)	(8,297)	(44,825)	(33,017)

Excise taxes	(295)	(280)	(285)	(308)	(307)	165	(301)	(190)	(300)	(1,180)	(626)
Variable stock option market value change	—	25	16	(2)	84	3	(213)	621	(1,429)	123	(1,018)

Total GAAP operating expenses	(12,102)	(12,432)	(11,194)	(11,284)	(10,972)	(7,613)	(8,561)	(8,461)	(10,026)	(45,882)	(34,661)

Realized gains on calls	—	4,266	2,914	4,421	7,548	11,205	20,472	15,246	11,816	19,149	58,739
Realized gains on sales	1,059	11,654	23,053	516	8,347	—	488	971	6,180	43,570	7,639
Valuation write-downs for EITF 99-20	(3,226)	(1,111)	(1,158)	(1,710)	(391)	(1,573)	(421)	(3,846)	(558)	(4,370)	(6,398)
Interest rate agreements valuation adjustments	297	3,066	107	(182)	(492)	(411)	47	(113)	(1)	2,499	(478)
Valuation adjustments on real estate loans	—	—	—	—	—	(375)	—	—	—	—	(375)

Net gains and valuation adjustments	(1,870)	17,875	24,916	3,045	15,012	8,846	20,586	12,258	17,437	60,848	59,127

Deferred tax benefit	—	—	—	—	—	—	—	5,180	—	—	5,180
Provision for income taxes	(2,760)	(4,097)	(4,693)	(4,054)	(4,677)	(4,826)	(4,962)	(1,509)	(1,880)	(17,521)	(13,177)

GAAP Net Income	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$199,872	$232,635

Diluted average shares (000)	25,703	25,311	25,314	25,196	25,021	24,491	22,728	21,325	20,399	25,121	22,229
GAAP earnings per share	$1.09	$1.68	$2.21	$1.62	$2.42	$2.22	$3.18	$2.58	$2.49	$7.96	$10.47

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 1 — GAAP Earnings	A-1

Table 2: Core Earnings (all $ in thousands, except per share data)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004
GAAP income items not included in Core earnings
Variable stock option market value change	$0	$25	$16	($2)	$84	$3	($213)	$621	($1,429)	$123	($1,018)

Realized gains on calls of residential CES	—	4,266	2,914	4,421	7,548	11,205	20,472	15,246	11,816	19,149	58,739
Realized gains on asset sales	1,059	11,654	23,053	516	8,347	(76)	489	971	6,255	43,570	7,639
Valuation write-downs for EITF 99-20	(3,226)	(1,111)	(1,158)	(1,710)	(391)	(1,572)	(422)	(3,846)	(558)	(4,370)	(6,398)
Interest rate agreements valuation adjustments	297	3,066	107	(182)	(492)	(411)	47	(113)	(1)	2,499	(478)
Commercial real estate valuation adjustments	—	—	—	—	—	(300)	—	—	(75)	—	(375)

Net gains and valuation adjustments	(1,870)	17,875	24,916	3,045	15,012	8,846	20,586	12,258	17,437	60,848	59,127

Deferred tax benefit	—	—		—	—	—	—	5,180	—	—	5,180

Total GAAP / Core earnings differences	(1,870)	17,900	24,932	3,043	14,001	8,849	20,373	18,059	16,008	59,876	63,289

Core earnings	29,885	24,596	30,967	37,872	45,466	45,565	51,969	37,029	34,783	138,901	169,346
GAAP / Core earnings differences	(1,870)	17,900	24,932	3043	15,096	8,849	20,373	18,059	16,008	60,971	63,289

GAAP Net Income	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	199,872	$232,635

Per Share Analysis
Variable stock option market value change	$0.00	$0.00	$0.00	($0.00)	$0.00	$0.00	($0.01)	$0.03	($0.07)	$0.00	($0.05)
Realized gains on calls of residential CES	—	0.17	0.12	0.18	0.30	0.46	0.90	0.71	0.58	0.76	2.64
Realized gains on asset sales	0.04	0.46	0.91	0.02	0.33	—	0.02	0.05	0.30	1.73	0.34
Valuation write-downs for EITF 99-20	(0.13)	(0.04)	(0.05)	(0.07)	(0.02)	(0.06)	(0.02)	(0.18)	(0.03)	(0.17)	(0.29)
Interest rate agreements valuation adjustments	0.01	0.12	0.00	(0.01)	(0.02)	(0.02)	0.00	—	(0.00)	0.10	(0.02)
Commercial real estate valuation adjustments	—	—	—	—	—	(0.02)	—	(0.01)	—	—	(0.02)
Deferred tax benefit	—	—	—	—	—	—	—	0.24	—	—	0.24

GAAP / Core earnings differences per share	($0.07)	$0.71	$0.98	$0.12	$0.60	$0.36	$0.89	$0.84	$0.78	$2.43	$2.85

Core earnings per share	1.16	0.97	1.22	1.50	1.82	1.86	2.29	1.74	1.71	5.53	7.62
GAAP / Core earnings differences per share	(0.07)	0.71	0.98	0.12	0.60	0.36	0.89	0.84	0.78	2.43	2.85

GAAP earnings per share	$1.09	$1.68	$2.21	$1.62	$2.42	$2.22	$3.18	$2.58	$2.49	$7.96	$10.47

Diluted average shares (000)	25,703	25,311	25,314	25,196	25,021	24,491	22,728	21,325	20,399	25,121	22,229

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 2 — Core Earnings	A-2

Table 3: GAAP / TAX Differences (all $ in thousands, except per share data)

	Estimated	Estimated				Actual				Estimated	Actual
	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004

GAAP net income	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$199,872	$232,635
Interest income and expense differences	6,216	(1,573)	1,353	(4,868)	(20,091)	(7,519)	(23,527)	5,208	(1,150)	(25,179)	(26,988)
Provision for credit losses — GAAP	176	876	(805)	(1,527)	1,025	1,697	1,528	1,500	2,511	(431)	7,236
Tax deductions for realized credit losses	(1,002)	34	(562)	(737)	(438)	(247)	(127)	(506)	(4)	(1,703)	(884)
Long-term compensation differences	2,520	1,051	2,892	2,138	1,969	(1,775)	402	2,428	2,904	8,050	3,959
Stock option exercise deduction differences	(1,126)	(202)	(2,944)	(143)	(477)	(3,094)	(745)	(109)	(12,073)	(3,766)	(16,021)
Depreciation of fixed asset differences	176	168	60	166	151	(176)	(589)	46	(6)	545	(725)
Other operating expense differences	(261)	(781)	283	(31)	69	(2,495)	(34)	5	(16)	(460)	(2,540)
Sale of assets to third parties differences	(798)	(4,612)	(8,041)	(2,476)	(967)	1,428	(576)	(536)	(566)	(16,096)	(250)
Call income of residential CES differences	204	(1,505)	(319)	120	(2,324)	(2,872)	(3,961)	(2,157)	(1,899)	(4,028)	(10,889)
Tax gain on securitizations	—	—	(392)	808	2,558	10,749	11,153	10,303	—	2,974	32,205
Tax gain on intercompany sales and transfers	(19)	(473)	170	2,371	3,260	3,256	28	(71)	7,546	5,328	10,759
GAAP market valuation write downs (EITF 99-20)	3,226	1,110	2,048	820	391	1,572	422	3,846	558	4,369	6,398
Interest rate agreements differences	(451)	707	216	53	202	(688)	(278)	502	50	1,178	(414)
Provision for excise tax — GAAP	295	280	285	308	307	(165)	301	190	300	1,180	626
Provision for income tax differences	(703)	4,096	5,013	3,035	134	4,827	2,834	(3,672)	1,881	12,278	5,870

Total taxable income (pre-tax)	36,468	41,672	55,156	40,952	46,331	58,912	59,173	72,065	50,827	184,111	240,977

Earnings from taxable subsidiaries	(1,087)	(1,703)	(8,038)	(1,715)	(1,170)	(8,903)	(10,143)	(11,721)	(8,337)	(12,626)	(39,104)

REIT taxable income (pre-tax)	$35,381	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$42,490	$171,485	$201,873

Shares outstanding at period end (000)	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154
Total taxable income per share	$1.44	$1.66	$2.23	$1.66	$1.89	$2.44	$2.53	$3.35	$2.57	$7.44	$10.89
REIT taxable income per share	$1.39	$1.59	$1.90	$1.59	$1.84	$2.07	$2.10	$2.81	$2.15	$6.93	$9.12

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 3 — GAAP-Tax Diff	A-3

Table 4: Taxable Income Estimates (all $ in thousands, except per share data)

	Estimated	Estimated				Actual				Estimated	Actual
	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004

Taxable income in taxable subs (pre-tax)	$1,087	$1,703	$8,038	$1,715	$1,170	$8,903	$10,143	$11,721	$8,337	$12,626	$39,104
REIT taxable income (pre-tax)	35,381	39,969	47,118	39,237	45,161	50,009	49,030	60,344	42,490	171,485	201,873

Total taxable income (pre-tax)	$36,468	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$50,827	$184,111	$240,977

Core income (loss) in taxable subs (pre-tax)	$1,087	($436)	$7,931	($611)	($1,996)	($2,185)	($1,275)	$1,741	$910	$4,888	($809)
Income from calls and sales in taxable subs (pre-tax)	—	2,139	107	2,326	3,166	11,088	11,418	9,980	7,427	7,738	39,913

Taxable income in taxable subs (pre-tax)	1,087	1,703	8,038	1,715	1,170	8,903	10,143	11,721	8,337	12,626	39,104
Income tax for taxable subs (actual tax due)	(530)	(572)	(3,652)	(870)	(830)	(5,773)	(4,574)	(1,600)	(1,150)	(5,924)	(13,097)

After-tax income in taxable subs	$557	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	$7,187	$6,702	$26,007

Core REIT taxable income	$37,388	$36,660	$33,065	$36,198	$30,741	$42,544	$34,272	$47,040	$39,708	$136,664	$163,564
Other ordinary REIT taxable income (expense)	(2,446)	865	(2,160)	3,166	(565)	(3,094)	(745)	(109)	(12,073)	1,306	(16,021)

Other ordinary REIT taxable income (expense)	34,942	37,525	30,905	39,364	30,176	39,450	33,527	46,931	27,635	137,970	147,543
Net long-term capital gain REIT taxable income	439	2,444	16,213	(127)	14,985	10,559	15,503	13,413	14,855	33,515	54,330

REIT taxable income (pre-tax)	$35,381	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$42,490	$171,485	$201,873

Total core taxable income	$38,475	$36,225	$40,996	$35,587	$28,745	$40,359	$32,997	$48,781	$40,618	$141,553	$162,755
Income from calls, sales and stock option exercises	(2,007)	5,447	14,160	5,365	17,586	18,553	26,176	23,284	10,209	42,558	78,222

Total taxable income (pre-tax)	$36,468	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$50,827	$184,111	$240,977

REIT taxable income (pre-tax)	$35,381	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$42,490	$171,485	$201,873
Excise taxes due to deferrals	(295)	(280)	(285)	(308)	(307)	293	(301)	(190)	(300)	(1,180)	(498)
Income taxes due to earnings retention (actual tax due)	(1,712)	(1,230)	(1,641)	(1,830)	(1,450)	14	(1,537)	(2,151)	(1,267)	(6,151)	(4,941)
REIT taxable income available for distribution	33,374	$38,460	$45,192	$37,099	$43,404	$50,316	$47,192	$58,003	$40,923	$164,154	$196,434

After-tax income in taxable subs	$557	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	$7,187	$6,702	$26,007

REIT taxable income available for distribution	33,374	38,460	45,192	37,099	43,404	50,316	47,192	58,003	40,923	164,155	196,434
Total taxable income (after-tax)	$33,931	$39,591	$49,578	$37,944	$43,744	$53,446	$52,761	$68,124	$48,110	$170,857	$222,441

Regular dividend per share	$0.70	$0.70	$0.70	$0.70	$0.70	$0.67	$0.67	$0.67	$0.67	$2.80	$2.68
Special dividend per share	—	3.00	—	—	—	5.50	—	—	0.50	3.00	6.00

Total dividends per share	$0.70	$3.70	$0.70	$0.70	$0.70	$6.17	$0.67	$0.67	$1.17	$5.80	$8.68

Shares at period end (000)	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154

Dividends declared	$17,767	$92,150	$17,335	$17,253	$17,160	$146,707	$15,642	$14,412	$23,162	$143,898	$199,923
Dividend deduction on stock issued through DRIP	176	263	128	112	56	1,048	844	712	655	559	3,259

Total dividend deductions	$17,943	$92,413	$17,463	$17,365	$17,216	$147,755	$16,486	$15,124	$23,817	$144,457	$203,182

Taxable income (after-tax) retained in tax subs	$557	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	$7,187	$6,702	$26,007
REIT retained taxable income (after-tax) (1)	1,312	1,553	1,165	1,798	1,261	4,252	1,515	2,352	1,197	5,777	9,315

Total retained taxable earnings (after-tax)	$1,869	$2,684	$5,551	$2,643	$1,601	$7,382	$7,084	$12,473	$8,384	$12,479	$35,322

Per share outstanding at quarter end
Core taxable income (pre-tax)	$1.52	$1.44	$1.66	$1.44	$1.17	$1.67	$1.41	$2.27	$2.05	$5.71	$7.40
REIT taxable income (pre-tax)	$1.39	$1.59	$1.90	$1.59	$1.84	$2.07	$2.10	$2.81	$2.15	$6.93	$9.12
Total taxable income (pre-tax)	$1.44	$1.66	$2.23	$1.66	$1.89	$2.44	$2.53	$3.35	$2.57	$7.44	$10.89
Total retained taxable earnings (after-tax)	$0.07	$0.11	$0.22	$0.11	$0.07	$0.31	$0.30	$0.58	$0.42	$0.50	$1.61

(1)	REIT retained taxable income equals 10% of ordinary REIT taxable income less income taxes and excise taxes.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 4 — Tax. Inc.	A-4

Table 5: Retention and Distribution of Taxable Income (all $ in thousands, except per share data)

	Estimated	Estimated				Actual				Estimated	Actual
	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004
Undistributed beginning of period REIT taxable income (pre-tax):	$51,213	$106,719	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$53,354	$37,291	$53,354
REIT taxable income (pre-tax)	35,381	39,970	47,118	39,237	45,161	50,009	49,030	60,344	42,490	171,486	201,873
Permanently retained (pre-tax)	(3,320)	(3,063)	(3,102)	(3,924)	(3,018)	(3,944)	(3,353)	(4,693)	(2,764)	(13,107)	(14,754)
Dividend of 2002 income	—	—	—	—	—	—	—	—	—	—	—
Dividend of 2003 income	—	—	—	—	—	—	(14,413)	(15,124)	(23,817)	—	(53,354)
Dividend of 2004 income	—	—	(2,710)	(17,365)	(17,216)	(147,755)	(2,073)	—	—	(37,291)	(149,828)
Dividend of 2005 income	(17,943)	(92,413)	(14,753)	—	—	—	—	—	—	(107,166)	—

Undistributed REIT taxable income at end of period:	$65,331	$51,213	$106,719	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$51,213	$37,291

Shares outstanding at period end	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154

Undistributed REIT taxable income (pre-tax) per share outstanding	$2.57	$2.04	$4.31	$3.25	$2.54	$1.54	$5.95	$5.10	$3.50	$2.04	$1.54

Undistributed REIT taxable income (pre-tax)
From 2003’s income	—	—	—	—	—	—	—	14,413	29,537	—	—
From 2004’s income	—	—	—	2,710	20,075	37,291	138,981	95,377	39,726	—	37,291
From 2005’s income	33,270	51,213	106,716	77,456	42,143	—	—	—	—	51,213	—
From 2006’s income	32,061	—	—	—	—	—	—	—	—	—	—

Total	$65,331	$51,213	$106,716	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$51,213	$37,291

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 5 — Ret. Tax. Inc.	A-5

Table 6: Assets (all $ in millions)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004
Residential loans owned by Redwood	$87	$45	$17	$300	$256	$193	$259	$161	$97
Residential loans consolidated from entities	11,741	13,649	16,324	19,083	21,237	22,015	21,299	19,755	17,989

Total GAAP residential loans	11,828	13,694	16,341	19,383	21,493	22,208	21,558	19,916	18,086

HELOC loans owned by Redwood	—	—	—	—	—	—	—	—	—
HELOC loans consolidated from entities	162	181	215	247	279	296	317	327	—

Total GAAP HELOC loans	162	181	215	247	279	296	317	327	—

Commercial loans owned by Redwood	2	7	21	16	22	32	21	25	14
Commercial loans consolidated from entities	53	53	35	26	35	22	12	8	8

Total GAAP commercial loans	55	60	56	42	57	54	33	33	22

Residential CES owned by Redwood	305	311	338	469	373	351	327	312	256
Residential CES consolidated from entities	339	302	326	237	238	211	170	131	119

Total GAAP residential CES	644	613	664	706	611	562	497	443	375

Commercial CES owned by Redwood	67	58	44	29	29	14	9	2	2
Commercial CES consolidated from entities	—	—	—	—	—	—	—	—	—

Total GAAP Commercial CES	67	58	44	29	29	14	9	2	2

Other securities owned by Redwood	53	167	234	208	70	115	161	213	237
Other securities consolidated from entities	1,765	1,582	1,549	1,441	1,435	1,266	1,069	881	698

Total GAAP other securities	1,818	1,749	1,783	1,649	1,505	1,381	1,230	1,094	935

Cash owned by Redwood	85	176	163	72	65	57	76	38	58
Restricted cash consolidated from entities	131	72	59	48	58	36	45	20	14
Accrued interest receivable	73	76	80	85	82	72	62	49	44
Principal receivable	2	—	2	—	—	3	1	12	—
Interest rate agreements	48	31	25	13	29	16	10	17	1
Deferred tax asset	5	5	8	7	8	11	9	5	—
Deferred asset-backed security issuance costs	52	54	56	59	63	61	58	53	47
Other assets	10	8	9	6	6	7	7	7	6

Total GAAP assets	$14,979	$16,777	$19,505	$22,346	$24,285	$24,778	$23,912	$22,016	$19,590

Residential loans owned by Redwood	$87	$45	$17	$300	$256	$193	$259	$161	$97
HELOC loans owned by Redwood	—	—	—	—	—	—	—	—	—
Commercial loans owned by Redwood	2	7	21	16	22	32	21	25	14
Residential CES owned by Redwood	305	311	338	469	373	351	327	312	256
Commercial CES owned by Redwood	67	58	44	29	29	14	9	2	2
Other securities owned by Redwood	53	167	234	208	70	129	170	215	239
Cash owned by Redwood	85	176	163	72	65	57	76	38	58
Assets of securitizations for GAAP	14,060	15,767	18,449	21,034	23,224	23,810	22,867	21,102	18,814
ABS liabilities of entities for GAAP	(13,930)	(15,585)	(18,238)	(20,815)	(23,057)	(23,630)	(22,680)	(20,923)	(18,630)

Redwood earning assets — GAAP basis	$729	$946	$1,028	$1,313	$982	$956	$1,049	$932	$850

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 6 — Asset	A-6

Table 7: Liabilities (all $ in millions)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004

Redwood Trust debt: short-term	$0	$170	$162	$453	$199	$203	$246	$270	$278
Redwood Trust debt: long-term	—	—	—	—	—	—	—	—	—

Total Redwood Trust debt	—	170	162	453	199	203	246	270	278

ABS issued, consolidated from entities	13,788	15,422	18,049	20,598	22,821	23,383	22,449	20,724	18,458
Unamortized IO issuance premium	124	143	163	186	202	210	185	161	162
Unamortized ABS issuance premium	18	20	25	31	34	37	46	38	10

ABS obligations of entities	13,930	15,585	18,237	20,815	23,057	23,630	22,680	20,923	18,630

Accrued interest payable	43	41	42	43	38	35	29	22	18
Interest rate agreements	0	1	1	3	0	1	7	1	12
Accrued expenses and other liabilities	21	28	30	23	26	29	32	28	21
Dividends payable	18	17	17	17	17	16	16	14	23

Total GAAP liabilities	14,012	15,842	18,489	21,354	23,337	23,914	23,010	21,258	18,982

Common stock and paid-in capital	839	825	808	803	795	773	727	625	549
Accumulated other comprehensive income	82	74	117	137	125	105	97	111	79
Cumulative GAAP earnings	709	681	639	583	542	482	427	355	299
Cumulative distributions to shareholders	(663)	(645)	(548)	(531)	(514)	(496)	(349)	(333)	(319)

GAAP stockholders’ equity	967	935	1,016	992	948	864	902	758	608

Total GAAP liabilities and equity	$14,979	$16,777	$19,505	$22,346	$24,285	$24,778	$23,912	$22,016	$19,590

Total Redwood Trust debt	$0	$170	$162	$453	$199	$203	$246	$270	$278
GAAP stockholders’ equity	967	935	1016	992	948	864	902	758	608

Redwood capital	$967	$1,105	$1,178	$1,445	$1,147	$1,067	$1,148	$1,028	$886

Redwood debt to equity ratio	0%	18%	16%	46%	21%	23%	27%	36%	46%
Debt to capital ratio	0%	15%	14%	31%	17%	19%	21%	26%	31%

Redwood earning assets	$729	$946	$1,028	$1,313	$982	$942	$1,040	$930	$848
Redwood debt	0	170	162	453	199	203	246	270	278

Redwood net earning assets (GAAP basis)	$729	$776	$866	$860	$783	$739	$794	$660	$570
Working capital	238	159	150	132	165	125	108	98	38

GAAP stockholders’ equity	$967	$935	$1,016	$992	$948	$864	$902	$758	$608

Equity to earning assets	133%	99%	99%	76%	97%	92%	87%	82%	72%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 7 — Liabilities	A-7

Table 8: Book Value and Profitability (all $ in thousands, except per share data)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004

GAAP equity	$967,333	$934,960	$1,016,065	$991,757	$948,001	$864,156	$901,841	$757,940	$608,122	$934,960	$864,156
Balance sheet mark-to-market adjustments	81,591	73,731	117,043	137,380	124,784	105,357	96,452	111,221	78,517	73,731	105,357

Core equity	$885,742	$861,229	$899,022	$854,377	$823,217	$758,799	$805,389	$646,719	$529,605	$861,229	$758,799

Core equity	$885,742	$861,229	$899,022	$854,377	$823,217	$758,799	$805,389	$646,719	$529,605	$861,229	$758,799
REIT taxable income to be paid as dividends	65,331	51,213	106,716	80,166	62,218	37,291	138,982	109,790	69,263	51,213	37,291

Adjusted core equity	$820,411	$810,016	$792,306	$774,211	$760,999	$721,508	$666,407	$536,929	$460,342	$810,016	$721,508

Shares outstanding at quarter end	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154

GAAP equity per share	$38.11	$37.20	$41.03	$40.24	$38.67	$35.78	$38.63	$35.24	$30.72	$37.20	$35.78
Core equity per share	$34.90	$34.27	$36.30	$34.66	$33.58	$31.42	$34.50	$30.06	$26.75	$34.27	$31.42
Adjusted core equity per share	$32.32	$32.23	$31.99	$31.41	$31.03	$29.86	$28.55	$24.96	$23.25	$32.23	$29.86

PROFITABILITY
Net interest income (NII)	$44,747	$41,150	$46,870	$53,208	$61,199	$58,007	$65,279	$47,620	$45,260	$202,427	$216,166
Net interest income / average core equity	20%	19%	21%	25%	31%	30%	38%	33%	36%	24%	34%

Operating expenses (before excise tax and VSOE)	$11,807	$12,177	$10,925	$10,974	$10,749	$7,781	$8,047	$8,892	$8,297	$44,825	$33,017
Op exp (before excise tax and VSOE)/NII	26%	30%	23%	21%	18%	13%	12%	19%	18%	22%	15%

GAAP net income	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$199,872	$232,635
GAAP net income/average core equity (adjusted ROE)	13%	19%	25%	19%	30%	28%	42%	38%	40%	24%	36%

Core earnings	$29,885	$24,596	$30,967	$37,872	$45,466	$45,565	$51,969	$37,029	$34,783	$138,901	$169,346
Core earnings/average core equity	14%	11%	14%	18%	23%	23%	30%	25%	27%	16%	26%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 8 — BV & Profit	A-8

Table 9: Asset / Liability Matching at March 31, 2006 (all $ in thousands) (1)

		One-	Six-		Non		Total
		Month	Month	Fixed/	Interest		Liabilities
Asset	Asset	LIBOR	LIBOR	Hybrid	Bearing		And
Type	Amount	Liabilities	Liabilities	Liabilities	Liabilities	Equity	Equity
Cash (unrestricted)	$85,466	$85,466	$—	$—	$—	$—	$85,466
One-Month LIBOR	4,580,605	4,580,605	—	—	—	—	4,580,605
Six-Month LIBOR	8,400,168	—	8,243,073	—	—	157,095	8,400,168
Other ARM	288,323	155,318	—	—	—	133,005	288,323
Fixed/Hybrid < 1 yr (1)	78,263	—	—	73,062	—	5,201	78,263
Fixed / Hybrid > 1yr	1,226,123	—	—	792,383	—	433,740	1,226,123
Non-Earning Assets	319,794	—	—	—	81,502	238,292	319,794

Total (2)	$14,978,742	$4,821,389	$8,243,073	$865,445	$81,502	$967,333	$14,978,742

(1)	Projected principal receipts on fixed-rate and hybrid assets over the next twelve months.

(2)	Includes assets and ABS liabilities of consolidated securitization entities.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 9 — Asset-Liab.	A-9

Table 10: Average Balance Sheet (all $ in thousands)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004

Average residential real estate loans	$12,374,811	$14,627,880	$17,373,023	$20,054,970	$21,640,501	$21,716,898	$20,484,287	$18,754,200	$16,916,295	$18,402,001	$19,476,842
Average residential HELOC	167,708	193,707	224,884	257,515	285,142	303,119	323,100	124,053	—	240,019	188,254
Average residential loan CES	560,191	534,420	585,663	550,460	493,412	424,879	368,887	317,235	287,078	541,224	349,779
Average commercial loan CES	56,800	44,109	32,192	25,085	19,255	10,836	7,372	2,075	677	30,234	5,261
Average commercial real estate loans	56,777	59,049	47,703	45,214	56,080	39,836	33,461	26,129	22,316	52,008	30,469
Average securities portfolio	1,769,502	1,743,808	1,687,506	1,548,085	1,423,487	1,267,692	1,141,456	978,014	861,328	1,601,837	1,062,901
Average cash and cash equivalents	244,002	339,379	134,422	124,707	124,685	126,556	101,937	81,450	70,641	181,259	95,251

Average earning assets	15,229,791	17,542,352	20,085,393	22,606,036	24,042,562	23,889,816	22,460,500	20,283,156	18,158,335	21,048,582	21,208,757
Average other assets	609,692	806,329	905,906	759,517	520,622	430,219	416,736	327,205	227,634	749,340	350,847

Average total assets	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$24,320,035	$22,877,236	$20,610,361	$18,385,969	$21,797,922	$21,559,604

Average Redwood debt	$137,181	$253,302	$297,788	$216,639	$277,423	$348,177	$404,589	$539,231	$447,931	$261,322	$434,662
Average asset-backed securities issued	14,663,134	16,941,243	19,542,413	22,067,276	23,324,111	22,956,247	21,606,164	19,350,833	17,299,503	20,448,735	20,313,995

Average total obligations	14,800,316	17,194,545	19,840,201	22,283,915	23,601,534	23,304,424	22,010,753	19,890,064	17,747,434	20,710,057	20,748,657
Average other liabilities	86,937	154,823	136,769	111,294	66,188	145,752	64,916	56,424	54,150	117,597	80,448

Average total liabilities	14,887,253	17,349,368	19,976,970	22,395,209	23,667,722	23,450,176	22,075,669	19,946,488	17,801,584	20,827,654	20,829,105

Average core equity	877,212	880,329	880,482	840,098	794,866	776,833	695,488	583,875	506,445	849,257	641,182
Average balance sheet mark-to-market adjustments	75,018	118,984	133,847	130,246	100,596	93,026	106,079	79,998	77,940	121,011	89,317
Average total equity	952,230	999,313	1,014,329	970,344	895,462	869,859	801,567	663,873	584,385	970,268	730,499

Average total liabilities and equity	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$24,320,035	$22,877,236	$20,610,361	$18,385,969	$21,797,922	$21,559,604

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 10 — Average Balance Sheet	A-10

Table 11: Balances & Yields (all $ in thousands)

		At period end					For period ended
			Unamortized		Unrealized
			Premium/	Credit	Gain /	Net Book	Average	Interest
		Current Face	(Discount)	Protection	(loss)	Value	Balance	Income	Yield

Total Earning Assets (GAAP)	Q1: 2004	19,595,182	47,341	(252,587)	87,874	19,477,810	18,158,336	124,837	2.75%
	Q2: 2004	21,975,772	57,582	(272,698)	91,454	21,852,110	20,283,156	137,979	2.72%
	Q3: 2004	23,883,198	102,744	(356,371)	90,818	23,720,389	22,460,501	180,090	3.21%
	Q4: 2004	24,863,331	104,063	(420,757)	95,396	24,572,723	23,889,816	205,178	3.44%
	2004	24,832,026	104,063	(420,757)	95,396	24,572,723	21,208,757	648,084	3.06%
	Q1: 2005	24,301,644	122,952	(487,952)	102,711	24,039,355	24,042,562	237,166	3.95%
	Q2: 2005	22,414,482	103,779	(522,490)	133,210	22,128,981	22,606,036	248,388	4.40%
	Q3: 2005	19,625,979	94,058	(551,562)	98,874	19,267,349	20,085,393	243,556	4.85%
	Q4: 2005	16,986,581	13,376	(527,213)	56,542	16,529,286	17,542,352	230,841	5.26%
	2005	16,986,581	13,376	(527,213)	56,542	16,529,286	21,048,582	959,951	4.56%
	Q1: 2006	15,168,319	12,215	(572,066)	50,480	14,658,948	15,229,791	225,449	5.92%

Residential Real Estate Loans	Q1: 2004	17,950,901	154,451	(18,847)	—	18,086,505	16,916,295	98,826	2.34%
	Q2: 2004	19,766,481	169,174	(20,080)	—	19,915,575	18,754,200	109,880	2.34%
	Q3: 2004	21,381,784	197,472	(21,344)	—	21,557,912	20,484,287	147,974	2.89%
	Q4: 2004	22,023,888	207,607	(23,078)	—	22,208,417	21,716,898	168,831	3.11%
	2004	22,023,888	207,607	(23,078)	—	22,208,417	19,476,842	525,511	2.70%
	Q1: 2005	21,307,080	210,375	(24,231)	—	21,493,224	21,640,501	194,877	3.60%
	Q2: 2005	19,202,109	203,480	(22,396)	—	19,383,193	20,054,970	203,743	4.06%
	Q3: 2005	16,176,357	185,814	(20,991)	—	16,341,180	17,373,023	191,914	4.42%
	Q4: 2005	13,541,402	173,299	(20,868)	—	13,693,833	14,627,880	175,124	4.79%
	2005	13,541,402	173,299	(20,868)	—	13,693,833	18,402,001	765,658	4.16%
	Q1: 2006	11,686,976	161,827	(21,014)	—	11,827,789	12,374,811	163,227	5.28%

Home Equity Lines of Credit	Q1: 2004	—	—	—	—	—	—	—	0.00%
	Q2: 2004	317,045	10,043	(267)	—	326,821	124,053	536	1.73%
	Q3: 2004	308,697	9,029	(531)	—	317,195	323,100	1,618	2.00%
	Q4: 2004	288,954	8,087	(693)	—	296,348	303,119	2,177	2.87%
	2004	288,954	8,087	(693)	—	296,348	188,254	4,331	2.30%
	Q1: 2005	272,591	7,477	(596)	—	279,472	285,142	2,558	3.59%
	Q2: 2005	241,278	6,657	(563)	—	247,372	257,515	2,467	3.83%
	Q3: 2005	210,476	5,699	(1,038)	—	215,137	224,884	1,696	3.02%
	Q4: 2005	177,840	4,907	(1,788)	—	180,959	193,707	1,475	3.05%
	2005	177,840	4,907	(1,788)	—	180,959	240,019	8,196	3.41%
	Q1: 2006	159,478	4,307	(1,358)	—	162,427	167,708	2,437	5.81%

Redwood Review - 1st Quarter 2006	APPENDIX — Table 11 — Balances & Yields	A-11

Table 11: Balances & Yields (all $ in thousands)

		At period end					For period ended
			Unamortized		Unrealized
			Premium/	Credit	Gain /	Net Book	Average	Interest
		Current Face	(Discount)	Protection	(loss)	Value	Balance	Income	Yield

Residential Loan Credit-Enhancement Securities	Q1: 2004	634,000	(110,994)	(216,924)	68,534	374,616	287,078	15,533	21.64%
	Q2: 2004	712,908	(121,808)	(235,535)	86,674	442,239	317,235	16,077	20.27%
	Q3: 2004	830,524	(109,367)	(298,925)	74,577	496,809	368,887	16,007	17.36%
	Q4: 2004	933,772	(108,141)	(342,706)	78,733	561,658	424,879	16,985	15.99%
	2004	933,772	(108,141)	(342,706)	78,733	561,658	349,779	64,602	18.47%
	Q1: 2005	978,878	(89,405)	(365,998)	87,919	611,394	493,412	19,624	15.91%
	Q2: 2005	1,103,737	(96,488)	(404,180)	103,126	706,195	550,460	19,439	14.13%
	Q3: 2005	1,052,813	(89,429)	(382,862)	84,279	664,801	585,663	24,368	16.64%
	Q4: 2005	1,035,874	(126,811)	(354,610)	58,196	612,649	534,420	23,133	17.31%
	2005	1,035,874	(126,811)	(354,610)	58,196	612,649	541,224	86,564	15.99%
	Q1: 2006	1,087,135	(118,990)	(373,781)	49,459	643,823	560,191	27,748	19.81%

Commercial Loan Credit-Enhancement Securities	Q1: 2004	8,175	2,053	(8,175)	95	2,148	677	35	20.68%
	Q2: 2004	8,175	2,084	(8,175)	10	2,094	2,075	61	11.76%
	Q3: 2004	26,930	8,456	(26,930)	686	9,142	7,372	346	18.77%
	Q4: 2004	45,639	12,883	(45,639)	1,615	14,498	10,836	233	8.60%
	2004	45,639	12,883	(45,639)	1,615	14,498	5,261	675	12.83%
	Q1: 2005	88,671	25,344	(88,671)	3,226	28,570	19,255	356	7.40%
	Q2: 2005	87,210	24,847	(87,210)	4,549	29,396	25,085	881	14.05%
	Q3: 2005	138,530	41,127	(138,530)	2,413	43,540	32,192	453	5.63%
	Q4: 2005	175,343	19,474	(141,806)	4,676	57,687	44,109	923	8.37%
	2005	175,343	19,474	(141,806)	4,676	57,687	30,234	2,613	8.64%
	Q1: 2006	198,681	27,700	(167,772)	8,039	66,648	56,800	759	5.34%

Commercial Real Estate Loans	Q1: 2004	31,136	(318)	(8,641)	—	22,177	22,316	701	12.56%
	Q2: 2004	43,448	(1,261)	(8,641)	—	33,546	26,129	868	13.29%
	Q3: 2004	43,410	(1,380)	(8,641)	—	33,389	33,461	1,038	12.41%
	Q4: 2004	65,598	(2,478)	(8,641)	—	54,479	39,836	1,162	11.67%
	2004	65,598	(2,478)	(8,641)	—	54,479	30,469	3,769	12.37%
	Q1: 2005	67,365	(2,305)	(8,456)	—	56,604	56,080	1,587	11.32%
	Q2: 2005	51,778	(1,843)	(8,141)	—	41,794	45,214	1,208	10.69%
	Q3: 2005	66,348	(2,105)	(8,141)	—	56,102	47,703	1,209	10.14%
	Q4: 2005	70,091	(2,258)	(8,141)	—	59,692	59,049	1,281	8.68%
	2005	70,091	(2,258)	(8,141)	—	59,692	52,008	5,285	10.16%
	Q1: 2006	65,508	(2,200)	(8,141)	—	55,167	56,777	1,238	8.72%

Redwood Review - 1st Quarter 2006	APPENDIX — Table 11 — Balances & Yields	A-12

Table 11: Balances & Yields (all $ in thousands)

		At period end					For period ended
			Unamortized		Unrealized
			Premium/	Credit	Gain /	Net Book	Average	Interest
		Current Face	(Discount)	Protection	(loss)	Value	Balance	Income	Yield

Securities	Q1: 2004	913,104	2,149	—	19,245	934,498	861,328	9,576	4.45%
	Q2: 2004	1,089,254	(650)	—	4,770	1,093,374	978,014	10,484	4.29%
	Q3: 2004	1,215,847	(1,466)	—	15,555	1,229,936	1,141,456	12,932	4.53%
	Q4: 2004	1,378,924	(13,895)	—	15,048	1,380,077	1,267,692	15,282	4.82%
	2004	1,378,924	(13,895)	—	15,048	1,380,077	1,062,901	48,274	4.54%
	Q1: 2005	1,522,345	(28,534)	—	11,566	1,505,377	1,423,487	17,584	4.94%
	Q2: 2005	1,656,177	(32,874)	—	25,535	1,648,838	1,548,085	19,846	5.13%
	Q3: 2005	1,818,295	(47,048)	—	12,182	1,783,429	1,687,506	22,926	5.43%
	Q4: 2005	1,810,146	(55,235)	—	(6,330)	1,748,581	1,743,808	26,075	5.98%
	2005	1,810,146	(55,235)	—	(6,330)	1,748,581	1,601,837	86,431	5.40%
	Q1: 2006	1,885,075	(60,429)	—	(7,018)	1,817,628	1,769,502	27,563	6.23%

Cash & Equivalents	Q1: 2004	57,866	—	—	—	57,866	70,642	166
	Q2: 2004	38,461	—	—	—	38,461	81,450	73
	Q3: 2004	76,006	—	—	—	76,006	101,938	175
	Q4: 2004	57,246	—	—	—	57,246	126,556	508
	2004	57,246	—	—	—	57,246	95,251	922
	Q1: 2005	64,714	—	—	—	64,714	124,685	580
	Q2: 2005	72,193	—	—	—	72,193	124,707	804
	Q3: 2005	163,160	—	—	—	163,160	134,422	990
	Q4: 2005	175,885	—	—	—	175,885	339,379	2,830
	2005	175,885	—	—	—	175,885	181,259	5,204
	Q1: 2006	85,466	—	—	—	85,466	244,002	2,477

Redwood Review - 1st Quarter 2006	APPENDIX — Table 11 — Balances & Yields	A-13

Table 12: Portfolio Activity (all $ in thousands)

					Discount /			Net Mark-to-
				Principal	(Premium)	Credit	Net Charge-offs /	Market	Net Increase /
		Acquisitions	Sales	Payments	Amortization	Provision	(Recoveries)	Adjustment	(Decrease)

Residential Real Estate Loans (GAAP)	Q1: 2004	2,321,706	—	(460,334)	(11,516)	(2,511)	—	—	1,847,345
	Q2: 2004	2,703,443	—	(859,148)	(13,992)	(1,233)	—	—	1,829,070
	Q3: 2004	2,898,165	(112,811)	(1,144,320)	2,078	(1,264)	—	489	1,642,337
	Q4: 2004	1,791,951	(865)	(1,132,854)	(5,993)	(1,535)	176	(375)	650,505
	2004	9,715,265	(113,676)	(3,596,656)	(29,423)	(6,543)	176	114	5,969,257
	Q1: 2005	832,383	—	(1,539,387)	(7,036)	(1,307)	154	—	(715,193)
	Q2: 2005	426,806	(3,378)	(2,526,236)	(8,937)	1,494	(34)	254	(2,110,031)
	Q3: 2005	332,049	(263,079)	(3,098,691)	(13,479)	1,315	90	(218)	(3,042,013)
	Q4: 2005	271,742	(240,987)	(2,665,727)	(12,544)	(128)	250	48	(2,647,346)
	2005	1,862,980	(507,444)	(9,830,041)	(41,996)	1,374	460	84	(8,514,583)
	Q1: 2006	52,689	—	(1,907,113)	(11,475)	(463)	425	—	(1,865,937)

Home Equity Line of Credit	Q1: 2004	—	—	—	—	—	—	—	—
	Q2: 2004	335,044	—	(7,706)	(250)	(267)	—	—	326,821
	Q3: 2004	—	—	(8,290)	(1,072)	(264)	—	—	(9,626)
	Q4: 2004	—	—	(19,743)	(942)	(162)	—	—	(20,847)
	2004	335,044	—	(35,739)	(2,264)	(693)	—	—	296,348
	Q1: 2005	—	—	(16,365)	(608)	97	—	—	(16,876)
	Q2: 2005	127	—	(31,439)	(821)	33	—	—	(32,100)
	Q3: 2005	—	—	(30,801)	(959)	(510)	35	—	(32,235)
	Q4: 2005	133	—	(32,773)	(790)	(749)	—	—	(34,179)
	2005	260	—	(111,378)	(3,178)	(1,129)	35	—	(115,390)
	Q1: 2006	—	—	(18,361)	(600)	322	108	—	(18,531)

Residential Loan Credit-Enhancement Securities	Q1: 2004	37,608	(22,416)	(34,640)	8,637	—	—	6,700	(4,111)
	Q2: 2004	75,027	—	(46,997)	8,847	—	—	30,746	67,623
	Q3: 2004	82,918	—	(44,822)	8,181	—	—	8,293	54,570
	Q4: 2004	72,976	—	(30,900)	8,443	—	—	14,330	64,849
	2004	268,529	(22,416)	(157,359)	34,108	—	—	60,069	182,931
	Q1: 2005	67,809	(27,293)	(23,932)	8,727	—	—	24,425	49,736
	Q2: 2005	87,849	—	(20,400)	7,775	—	—	19,577	94,801
	Q3: 2005	57,481	(98,775)	(18,403)	11,193	—	—	7,110	(41,394)
	Q4: 2005	54,664	(81,292)	(22,468)	10,456	—	—	(13,512)	(52,152)
	2005	267,803	(207,360)	(85,203)	38,151	—	—	37,600	50,991
	Q1: 2006	52,821	(9,650)	(17,469)	13,155	—	—	(7,683)	31,174

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 12 — Portfolio Activity	A-14

Table 12: Portfolio Activity (all $ in thousands)

					Discount /			Net Mark-to-
				Principal	(Premium)	Credit	Net Charge-offs /	Market	Net Increase /
		Acquisitions	Sales	Payments	Amortization	Provision	(Recoveries)	Adjustment	(Decrease)

Commercial Loan Credit-Enhancement Securities	Q1: 2004	2,053	—	—	—	—	—	94	2,147
	Q2: 2004	74	—	—	(42)	—	—	(85)	(53)
	Q3: 2004	6,311	—	—	60	—	—	677	7,048
	Q4: 2004	4,770	—	—	(343)	—	—	929	5,356
	2004	13,208	—	—	(325)	—	—	1,615	14,498
	Q1: 2005	12,870	—	—	(409)	—	—	1,611	14,072
	Q2: 2005	—	—	—	(346)	—	—	1,173	827
	Q3: 2005	17,182	—	—	(902)	—	—	(2,136)	14,144
	Q4: 2005	13,028	—	—	(904)	—	—	2,022	14,146
	2005	43,080	—	—	(2,561)	—	—	2,670	43,189
	Q1: 2006	7,496	—	(585)	(1,276)	—	—	3,326	8,961

Commercial Real Estate Loans	Q1: 2004	—	—	(45)	(122)	—	—	(75)	(242)
	Q2: 2004	17,066	(2,339)	(3,233)	(102)	—	—	(23)	11,369
	Q3: 2004	—	—	(29)	(128)	—	—	—	(157)
	Q4: 2004	21,305	—	(83)	(132)	—	—	—	21,090
	2004	38,371	(2,339)	(3,390)	(484)	—	—	(98)	32,060
	Q1: 2005	6,732	—	(5,267)	(30)	185	—	505	2,125
	Q2: 2005	—	(11,192)	(3,769)	(99)	—	—	250	(14,810)
	Q3: 2005	14,219	(17)	158	(69)	—	—	17	14,308
	Q4: 2005	4,248	—	(506)	(152)	—	—	—	3,590
	2005	25,199	(11,209)	(9,384)	(350)	185	—	772	5,213
	Q1: 2006	—	—	(4,583)	93	(35)	—	—	(4,525)

Securities	Q1: 2004	84,225	(142)	(9,807)	(484)	—	—	15,993	89,785
	Q2: 2004	192,626	(8,333)	(10,069)	(663)	—	—	(14,686)	158,875
	Q3: 2004	144,753	—	(18,489)	(146)	—	—	10,444	136,562
	Q4: 2004	176,341	—	(25,189)	39	—	—	(1,050)	150,141
	2004	597,945	(8,475)	(63,554)	(1,254)	—	—	10,701	535,363
	Q1: 2005	168,337	(12,362)	(27,070)	115	—	—	(3,720)	125,300
	Q2: 2005	156,182	(3,012)	(22,333)	151	—	—	12,472	143,460
	Q3: 2005	190,160	—	(41,618)	566	—	—	(14,517)	134,591
	Q4: 2005	169,736	(151,620)	(38,005)	907	—	—	(15,865)	(34,847)
	2005	684,415	(166,994)	(129,026)	1,739	—	—	(21,630)	368,504
	Q1: 2006	103,866	(3,984)	(27,614)	650	—	—	(3,871)	69,047

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 12 — Portfolio Activity	A-15

Table 13: Residential Credit Results (all $ in thousands)

										Losses To	Redwood’s	Total Credit
			Internally-			Total Credit	Seriously	Seriously		Securities Junior	Share of Net	Losses As % of
		Underlying	Designated	External Credit	Total Credit	Protection as %	Delinquent	Delinquent Loan	Total Credit	to Redwood’s	Charge-	Loans
		Loans	Credit Reserve	Enhancement	Protection (1)	of Loans	Loans	%	Losses	Interest	offs/(Recoveries)	(Annualized)

Total Managed Resi Portfolio	Q1: 2004	89,312,471	235,771	43,797	279,568	0.31%	146,055	0.16%	103	—	103	<0.01%
	Q2: 2004	116,871,703	255,615	70,460	326,075	0.28%	136,654	0.12%	1,781	75	1,706	<0.01%
	Q3: 2004	142,967,137	320,269	69,244	389,513	0.27%	185,023	0.13%	730	196	534	<0.01%
	Q4: 2004	148,510,685	365,784	67,650	433,434	0.29%	163,554	0.11%	689	—	689	<0.01%
	2004	148,510,685	365,784	67,650	433,434	0.29%	163,554	0.11%	3,303	271	3,032	<0.01%
	Q1: 2005	151,434,189	390,229	92,467	482,696	0.32%	217,159	0.14%	1,377	—	1,377	<0.01%
	Q2: 2005	183,248,239	426,576	141,970	568,546	0.31%	245,399	0.13%	740	196	544	<0.01%
	Q3: 2005	195,243,546	403,853	134,967	538,820	0.28%	282,850	0.14%	1,812	220	1,592	<0.01%
	Q4: 2005	183,727,043	375,478	140,907	516,385	0.28%	366,934	0.20%	1,175	—	1,175	<0.01%
	2005	183,727,043	375,478	140,907	516,385	0.28%	366,934	0.20%	5,104	416	4,688	<0.01%
	Q1: 2006	192,386,213	394,795	128,015	522,810	0.27%	474,871	0.25%	3,002	—	3,002	<0.01%

Residential Real Estate Loans	Q1: 2004	17,950,901	18,847	—	18,847	0.10%	3,439	0.02%	—	—	—	0.00%
	Q2: 2004	19,766,481	20,080	—	20,080	0.10%	5,362	0.03%	—	—	—	0.00%
	Q3: 2004	21,381,784	21,344	—	21,344	0.10%	10,785	0.05%	—	—	—	0.00%
	Q4: 2004	22,023,888	23,078	—	23,078	0.10%	13,338	0.06%	176	—	176	<0.01%
	2004	22,023,888	23,078	—	23,078	0.10%	13,338	0.06%	176	—	176	<0.01%
	Q1: 2005	21,307,080	24,231	—	24,231	0.11%	16,066	0.08%	154	—	154	<0.01%
	Q2: 2005	19,202,109	22,396	—	22,396	0.12%	16,514	0.09%	(34)	—	(34)	0.00%
	Q3: 2005	16,176,357	20,991	—	20,991	0.13%	22,956	0.14%	90	—	90	<0.01%
	Q4: 2005	13,541,402	20,868	—	20,868	0.15%	35,748	0.26%	251	—	251	<0.01%
	2005	13,541,402	20,868	—	20,868	0.15%	35,748	0.26%	461	—	461	<0.01%
	Q1: 2006	11,686,976	21,014	—	21,014	0.18%	48,677	0.42%	425	—	425	<0.01%

Residential Loan CES	Q1: 2004	71,361,570	216,924	43,797	260,721	0.37%	142,616	0.20%	103	—	103	<0.01%
	Q2: 2004	97,105,222	235,535	70,460	305,995	0.32%	131,292	0.14%	1,781	75	1,706	<0.01%
	Q3: 2004	121,585,353	298,925	69,244	368,169	0.30%	174,238	0.14%	730	196	534	<0.01%
	Q4: 2004	126,486,797	342,706	67,650	410,356	0.32%	150,216	0.12%	513	—	513	<0.01%
	2004	126,486,797	342,706	67,650	410,356	0.32%	150,216	0.12%	3,127	271	2,856	<0.01%
	Q1: 2005	130,127,109	365,998	92,467	458,465	0.35%	201,093	0.15%	1,223	—	1,223	<0.01%
	Q2: 2005	164,046,130	404,180	141,970	546,150	0.33%	228,885	0.14%	774	196	578	<0.01%
	Q3: 2005	179,067,189	382,862	134,967	517,829	0.29%	259,894	0.15%	1,722	220	1,502	<0.01%
	Q4: 2005	170,185,641	354,610	140,907	495,517	0.29%	331,186	0.19%	924	—	924	<0.01%
	2005	170,185,641	354,610	140,907	495,517	0.29%	331,186	0.19%	4,643	416	4,227	<0.01%
	Q1: 2006	180,699,237	373,781	128,015	501,796	0.28%	426,194	0.24%	2,577	—	2,577	<0.01%

(1)	The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally-designated credit reserves on loans credit enhanced and the external credit enhancement on loans credit enhanced are only available to absorb losses on the residential loan credit-enhancement portfolio. This table excludes the residential home equity lines of credit.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 13 — Residential Credit	A-16

Table 14: Residential Real Estate Loan Characteristics (at period end, all $ in thousands)

	Mar. 2006	Dec. 2005	Sept. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Dec. 2003

Residential Loans	$11,686,976	$13,541,402	$16,176,357	$19,202,109	$21,307,080	$22,023,888	$16,110,748
Number of loans	35,972	41,426	48,578	56,653	62,059	63,236	43,917
Average loan size	$325	$327	$333	$339	$343	$348	$367
Adjustable %	99%	98%	100%	100%	100%	100%	100%
Hybrid %	1%	2%	0%	0%	0%	0%	0%
Fixed %	0%	0%	0%	0%	0%	0%	0%
Negam%	0%	0%	0%	0%	0%	0%	0%
Interest Only%	99%	99%	100%	100%	100%	100%	100%

LIBOR 1M %	27%	27%	26%	25%	24%	24%	23%
LIBOR 6M %	71%	71%	74%	75%	76%	76%	77%
HYBRID %	2%	2%	0%	0%	0%	0%	0%

Southern CA	11%	11%	11%	12%	12%	13%	13%
Northern CA	10%	12%	11%	12%	12%	13%	12%
Florida	12%	13%	12%	11%	11%	11%	11%
New York	6%	5%	5%	5%	5%	5%	6%
Georgia	5%	5%	5%	5%	5%	5%	5%
Texas	5%	4%	4%	4%	4%	4%	4%
New Jersey	4%	4%	4%	4%	4%	4%	5%
Arizona	4%	4%	4%	4%	4%	4%	4%
Colorado	4%	4%	4%	4%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%
Other states	36%	35%	36%	36%	35%	35%	33%

Year 2005 origination	5%	6%	5%	4%	3%	0%	0%
Year 2004 origination	36%	45%	37%	37%	38%	38%	0%
Year 2003 origination	40%	27%	39%	40%	40%	42%	66%
Year 2002 origination	15%	18%	15%	15%	16%	16%	28%
Year 2001 origination or earlier	4%	5%	4%	4%	4%	4%	6%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 14 — Residential Loans	A-17

Table 14: Residential Real Estate Loan Characteristics (at period end, all $ in thousands)

	Mar. 2006	Dec. 2005	Sept. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Dec. 2003
Wtg Avg Original LTV	68%	69%	68%	69%	68%	68%	68%
Wtg Avg Original Effective LTV	66%	67%	67%	67%	67%	67%	65%
Original LTV: 0% - 20%	1%	1%	1%	1%	1%	1%	1%
Original LTV: 20% - 30%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 30% - 40%	4%	4%	4%	4%	4%	4%	5%
Original LTV: 40% - 50%	8%	7%	7%	7%	7%	7%	8%
Original LTV: 50% - 60%	12%	11%	11%	11%	11%	12%	13%
Original LTV: 60% - 70%	20%	21%	20%	20%	20%	20%	20%
Original LTV: 70% - 75%	14%	14%	14%	14%	15%	15%	13%
Original LTV: 75% - 80%	31%	34%	32%	33%	32%	31%	28%
Original LTV: 80% - 90%	2%	2%	2%	2%	2%	2%	3%
Original LTV: 90% - 100%	6%	5%	6%	6%	6%	6%	7%

Wtg Avg FICO	730	731	731	731	731	731	731
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	2%	1%	1%	1%	1%	1%	2%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	4%
FICO: 661 - 680	8%	8%	8%	8%	8%	8%	7%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	11%
FICO: 701 - 720	14%	15%	14%	14%	14%	14%	14%
FICO: 721 - 740	13%	13%	14%	14%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	15%	16%	16%	16%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	11%	11%	11%	11%	11%	11%	12%
FICO: >= 801	3%	3%	2%	2%	2%	2%	2%

Conforming at Origination %	37%	38%	37%	37%	36%	36%	34%
% balance in loans > $1mm per loan	14%	13%	14%	13%	13%	14%	16%

2nd Home %	11%	10%	10%	10%	10%	10%	10%
Investment Home %	3%	2%	2%	2%	2%	2%	2%

Purchase	32%	33%	33%	33%	34%	34%	30%
Cash Out Refi	34%	34%	34%	34%	34%	34%	35%
Rate-Term Refi	32%	32%	32%	32%	31%	31%	32%
Construction	0%	0%	0%	0%	0%	0%	0%
Other	1%	1%	1%	1%	1%	1%	2%
This table only includes loans shown under “residential real estate loans” on our GAAP balance sheet. These are primarily the loans securitized by Sequoia securitization entities sponsored by Redwood. Not included are loans underlying residential credit-enhancement securities by Redwood from securitizations sponsored by others.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 14 — Residential Loans	A-18

Table 15: Residential Loan Credit-Enhancement Securities — Underlying Collateral Characteristics (all $ in thousands)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q4:2003

First loss position, principal value	$481,681	$471,079	$433,557	$425,080	$375,646	$352,752	$255,570
Second loss position, principal value	187,268	170,928	231,837	306,145	265,639	276,720	174,592
Third loss position, principal value	418,186	393,867	387,419	372,512	337,593	304,300	193,530

Total principal value	$1,087,135	$1,035,874	$1,052,813	$1,103,737	$978,878	$933,772	$623,692

First loss position, reported value	$148,399	$154,930	$152,470	$150,621	$126,694	$110,933	$78,030
Second loss position, reported value	136,088	120,690	171,398	228,737	191,962	195,536	134,225
Third loss position, reported value	359,336	337,029	340,933	326,837	292,738	255,189	166,472

Total reported value	$643,823	$612,649	$664,801	$706,195	$611,394	$561,658	$378,727

Internal Designated Credit Reserves	$373,781	$354,610	$382,862	$404,180	$365,998	$340,123	$200,970
External Credit Enhancement	128,015	140,907	134,967	141,970	92,467	67,650	46,476

Total Credit Protection	$501,796	$495,517	$517,829	$546,150	$458,465	$407,773	$247,446
As % of Total Portfolio	0.28%	0.29%	0.29%	0.33%	0.35%	0.32%	0.36%

Underlying Residential Real Estate Loans	$180,699,237	$170,185,641	$179,067,189	$164,046,130	$130,127,109	$126,486,797	$68,133,175
Number of credit-enhanced loans	515,939	500,907	527,048	492,513	343,928	332,130	150,031
Average loan size	$350	$340	$340	$333	$378	$381	$454

Adjustable %	5%	6%	7%	7%	9%	9%	8%
Negam %	23%	24%	18%	18%	18%	17%	12%
Hybrid %	35%	32%	32%	30%	28%	28%	42%
Fixed %	36%	38%	43%	45%	45%	46%	38%

Interest Only %	21%	24%	24%	23%	24%	24%	25%

Southern California	25%	25%	24%	24%	23%	22%	24%
Northern California	23%	21%	20%	20%	20%	19%	23%
Florida	6%	6%	5%	5%	5%	6%	4%
New York	5%	5%	5%	5%	5%	5%	5%
Virginia	4%	4%	4%	4%	4%	4%	4%
New Jersey	3%	3%	4%	4%	4%	4%	4%
Texas	3%	3%	3%	3%	3%	3%	3%
Illinois	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	28%	30%	32%	32%	33%	34%	30%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 15 — Residential CES	A-19

Table 15: Residential Loan Credit-Enhancement Securities — Underlying Collateral Characteristics (all $ in thousands)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q4:2003

Year 2006 origination	1%	0%	0%	0%	0%	0%	0%
Year 2005 origination	28%	24%	15%	14%	6%	0%	0%
Year 2004 origination	29%	34%	41%	50%	54%	55%	0%
Year 2003 origination	30%	33%	35%	26%	29%	32%	64%
Year 2002 origination	7%	6%	6%	5%	6%	7%	19%
Year 2001 origination	3%	2%	2%	2%	2%	3%	9%
Year 2000 origination	0%	0%	0%	0%	0%	0%	1%
Year 1999 origination	1%	0%	0%	0%	0%	1%	2%
Year 1998 or earlier origination	1%	1%	1%	1%	2%	2%	5%

Wtg Avg Original LTV	68%	68%	68%	68%	68%	68%	67%
Original LTV: 0% - 20%	1%	1%	1%	0%	0%	0%	0%
Original LTV: 20% - 30%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 30% - 40%	3%	3%	3%	3%	3%	3%	4%
Original LTV: 40% - 50%	7%	8%	8%	8%	8%	8%	8%
Original LTV: 50% - 60%	12%	12%	12%	12%	12%	12%	13%
Original LTV: 60% - 70%	22%	22%	22%	23%	23%	23%	23%
Original LTV: 70% - 75%	15%	15%	15%	15%	15%	15%	15%
Original LTV: 75% - 80%	34%	34%	34%	33%	34%	33%	31%
Original LTV: 80% - 90%	3%	2%	2%	3%	3%	3%	3%
Original LTV: 90% - 100%	2%	1%	1%	1%	1%	1%	1%

Wtg Avg FICO	731	732	732	731	730	730	732
FICO: <= 600	1%	0%	0%	0%	0%	0%	0%
FICO: 601 -620	1%	1%	0%	0%	0%	0%	0%
FICO: 621 - 640	2%	2%	2%	2%	2%	2%	2%
FICO: 641 -660	4%	4%	4%	4%	4%	4%	3%
FICO: 661 - 680	7%	7%	7%	7%	7%	7%	6%
FICO: 681 - 700	11%	11%	11%	11%	11%	11%	10%
FICO: 701 - 720	13%	13%	13%	13%	13%	13%	13%
FICO: 721 - 740	14%	13%	14%	14%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	15%	16%	16%	16%
FICO: 761 - 780	16%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	12%	12%	12%	12%	11%	11%	11%
FICO: >= 801	3%	3%	3%	3%	2%	2%	2%
Unknown	3%	2%	2%	2%	2%	2%	5%

Conforming at Origination %	25%	25%	23%	22%	20%	17%	9%
% balance in loans > $1mm per loan	8%	8%	6%	6%	6%	5%	8%

2nd Home %	6%	6%	6%	5%	5%	5%	5%
Investment Home %	3%	3%	2%	3%	2%	2%	2%

Purchase	37%	36%	36%	35%	36%	34%	31%
Cash Out Refi	29%	29%	27%	26%	26%	26%	23%
Rate-Term Refi	33%	34%	36%	38%	38%	40%	45%
Construction	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	1%	0%	0%	1%
This table includes loans underlying residential credit-enhancement securities acquired from securitizations sponsored by others. Not included are loans underlying residential credit-enhancement securities acquired from Sequoia entities sponsored by Redwood.

The Redwood Review – 1st Quarter 2006	APPENDIX — Table 15 — Residential CES	A-20

Table 16: Commercial Real Estate Loans — Characteristics (all $ in thousands)

	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q4:2003
Commercial Mortgage Loans	$55,167	$59,692	$56,102	$41,794	$56,604	$54,479	$22,419
Number of Loans	12	13	12	9	12	9	9
Average Loan Size	$4,597	$4,592	$4,675	$4,644	$4,717	$6,053	$2,491
Serious Delinquency	—	—	—	—	—	—	—
Realized Credit losses	—	—	—	—	—	—	—
California %	19%	25%	28%	37%	42%	44%	65%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 16 — Commercial Loans	A-21

Table 17: Commercial Loan Credit Results (all $ in thousands)

										Losses To
			Internally-							Securities	Redwood’s	Total Credit
			Designated			Total Credit	Seriously	Seriously		Junior to	Share of Net	Losses As %
		Underlying	Credit	External Credit	Total Credit	Protection as	Delinquent	Delinquent	Total Credit	Redwood’s	Charge-offs/	of Loans
		Loans (1)	Securities	Enhancement	Protection (2)	% of Loans	Loans	Loan %	Losses	Interest	(Recoveries)	(Annualized)

Total Managed Commercial Portfolio	Q1: 2004	1,355,451	16,816	—	16,816	1.24%	—	0.00%	—	—	—	0.00%
	Q2: 2004	1,365,536	16,816	—	16,816	1.23%	—	0.00%	—	—	—	0.00%
	Q3: 2004	22,285,400	35,571	1,655,482	1,691,053	7.59%	389,611	1.75%	1,351	1,351	—	0.02%
	Q4: 2004	26,139,083	54,280	1,633,055	1,687,335	6.46%	362,956	1.39%	5,135	4,959	176	0.08%
	2004	26,139,083	54,280	1,633,055	1,687,335	6.46%	362,956	1.39%	6,486	6,310	176	0.02%
	Q1: 2005	30,996,417	97,127	1,610,628	1,707,755	5.51%	288,581	0.93%	45,808	45,493	315	0.59%
	Q2: 2005	31,293,511	95,351	1,588,200	1,683,551	5.38%	254,503	0.81%	19,622	18,161	1,461	0.25%
	Q3: 2005	39,368,505	146,671	1,565,773	1,712,444	4.35%	267,612	0.68%	1,043	1,040	3	0.01%
	Q4: 2005	43,018,611	149,947	1,603,266	1,753,213	4.08%	284,954	0.66%	14,365	14,397	(32)	0.13%
	2005	43,018,611	149,947	1,603,266	1,753,213	4.08%	284,954	0.66%	80,838	79,091	1,747	0.19%
	Q1: 2006	44,638,811	175,913	1,573,585	1,749,498	3.92%	242,667	0.54%	5,084	5,047	37	0.05%

Commercial Real Estate Loans	Q1: 2004	31,136	8,641	—	8,641	27.75%	—	0.00%	—	—	—	0.00%
	Q2: 2004	43,448	8,641	—	8,641	19.89%	—	0.00%	—	—	—	0.00%
	Q3: 2004	43,410	8,641	—	8,641	19.91%	—	0.00%	—	—	—	0.00%
	Q4: 2004	65,598	8,641	—	8,641	13.17%	—	0.00%	176	—	176	1.07%
	2004	65,598	8,641	—	8,641	13.17%	—	0.00%	176	—	176	0.27%
	Q1: 2005	67,365	8,456	—	8,456	12.55%	—	0.00%	315	—	315	1.87%
	Q2: 2005	51,778	8,141	—	8,141	15.72%	—	0.00%	—	—	—	0.00%
	Q3: 2005	66,348	8,141	—	8,141	12.27%	—	0.00%	—	—	—	0.00%
	Q4: 2005	70,091	8,141	—	8,141	11.61%	—	0.00%	—	—	—	0.00%
	2005	70,091	8,141	—	8,141	11.61%	—	0.00%	315	—	315	0.45%
	Q1: 2006	65,508	8,141	—	8,141	12.43%	—	0.00%	35	—	35	0.21%

Commercial Loan Credit-	Q1: 2004	1,324,315	8,175	—	8,175	0.62%	—	0.00%	—	—	—	0.00%
Enhancement Securities	Q2: 2004	1,322,088	8,175	—	8,175	0.62%	—	0.00%	—	—	—	0.00%
	Q3: 2004	22,241,990	26,930	1,655,482	1,682,412	7.56%	389,611	1.75%	1,351	1,351	—	0.02%
	Q4: 2004	26,073,485	45,639	1,633,055	1,678,694	6.44%	362,956	1.39%	4,959	4,959	—	0.08%
	2004	26,073,485	45,639	1,633,055	1,678,694	6.44%	362,956	1.39%	6,310	6,310	—	0.02%
	Q1: 2005	30,929,052	88,671	1,610,628	1,699,299	5.49%	288,581	0.93%	45,493	45,493	—	0.59%
	Q2: 2005	31,241,733	87,210	1,588,200	1,675,410	5.36%	254,503	0.81%	19,622	18,161	1,461	0.25%
	Q3: 2005	39,302,157	138,530	1,565,773	1,704,303	4.34%	267,612	0.68%	1,043	1,040	3	0.01%
	Q4: 2005	42,948,520	141,806	1,603,266	1,745,072	4.06%	284,954	0.66%	14,365	14,397	(32)	0.13%
	2005	42,948,520	141,806	1,603,266	1,745,072	4.06%	284,954	0.66%	80,523	79,091	1,432	0.19%
	Q1: 2006	44,573,303	167,772	1,573,585	1,741,357	3.91%	242,667	0.54%	5,049	5,047	2	0.05%

(1)	At March 31, 2006, we credit-enhanced $45 billion of commercial loans through our investments in commercial loan credit-enhancement securities. This includes $17 billion of commercial real estate loans credit enhanced through our interests in a CMBS re-REMIC, and $28 billion of commercial real estate loans credit enhanced through the ownership of first-loss CMBS securities.

(2)	The credit reserve on commercial real estate loans owned is only available to absorb losses on the commercial real estate loan portfolio. The internally-designated credit reserves on commercial loans credit enhanced and the external credit enhancement on commercial loans credit enhanced are only available to absorb losses on the commercial loan credit-enhancement portfolio.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 17 — Commercial Credit	A-22

Table 18: Commercial Credit-Enhancement Securities — Underlying Collateral Characteristics
(all $ in thousands)

	Mar. 2006	Dec. 2005	Sep. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Dec. 2003

Underlying Commercial Real Estate Loans	$27,999,540	$25,881,564	$20,906,898	$12,492,337	$11,498,141	$5,859,585	$0
Number of credit-enhanced loans	1,977	1,857	1,428	801	717	392	—
Average loan size	$14,163	$13,937	$14,640	$15,595	$16,036	$14,948	$0

State Distribution
CA	17%	16%	17%	17%	17%	18%	0%
NY	14%	14%	14%	15%	14%	10%	0%
TX	8%	8%	8%	10%	9%	8%	0%
FL	7%	7%	3%	2%	2%	2%	0%
VA	5%	5%	4%	1%	1%	2%	0%
Other	49%	50%	54%	55%	57%	60%	0%

Property Type Distribution
Office	37%	37%	40%	45%	44%	42%	0%
Retail	30%	31%	32%	34%	33%	31%	0%
Multi-Family	15%	13%	11%	9%	10%	12%	0%
Hotel	7%	7%	6%	6%	8%	6%	0%
Self-Storage	4%	4%	3%	2%	2%	2%	0%
Industrial	3%	2%	3%	2%	1%	2%	0%
Other	4%	6%	5%	2%	3%	4%	0%

Weighted Average Current LTV	69%	68%	69%	67%	68%	67%	0%

Weighted Average Debt Service Coverage Ratio	1.63	1.66	1.67	1.73	1.71	1.79	—
The information presented above represents collateral information on our non-rated commercial CES portfolio, and excludes loans underlying a non-rated CES investment in a re-REMIC interest.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 18 — Commercial CES	A-23

Table 19: Securities Portfolio At March 31, 2006— Characteristics (all $ in thousands)

		RATING
	Total	AAA	AA	A	BBB	BB	B	Unrated

Commercial Real Estate	$317,551	$10,730	$1,936	$19,441	$125,902	$130,472	$29,070	$—

Residential Prime	756,142	40,156	260,807	210,470	244,709	—	—	—

Residential Subprime	442,197	5,012	86,149	291,474	59,562	—	—	—

Residential Second Lien	99,950	2,906	46,673	45,324	5,047	—	—	—

REIT Corporate Debt	31,053	—	—	—	23,068	7,985	—	—

Real Estate CDOs	170,735	44,019	28,207	36,569	46,396	14,188	—	1,356

Total Securities Portfolio	$1,817,628	$102,823	$423,772	$603,278	$504,684	$152,645	$29,070	$1,356

Includes a portion of Redwood’s permanent investment portfolio, plus securities consolidated from Acacia CDO securitization entities sponsored by Redwood, plus securities held by Redwood temporarily prior to sale to Acacia. Does not include securities purchased for Acacia or Redwood’s permanent investment portfolio from securitization entities sponsored by Redwood, as those securities are eliminated in the GAAP consolidation of the underlying entities. Does not include residential or commercial credit-enhancement securities.

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 19 — Securities Portfolio	A-24

Table 20: ABS Issued Characteristics — Residential Mortgage Loans (Sequoia) (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Sequoia	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
ABS Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2006	2006
Sequoia 1 A1	AAA	07/29/97	$334,347	1m LIBOR	2028	Called		NM
Sequoia 1 A2	AAA	07/29/97	200,000	Fed Funds	2028	Called	—	NM
Sequoia 2 A1	AAA	11/06/97	592,560	1y Treasury	2029	Called	—	NM
Sequoia 2 A2	AAA	11/06/97	156,600	1m LIBOR	2029	Called	—	NM
Sequoia 3 A1	AAA	06/26/98	225,459	Fixed to 12/02	2028	Retired	—	NM
Sequoia 3 A2	AAA	06/26/98	95,000	Fixed to 12/02	2028	Retired	—	NM
Sequoia 3 A3	AAA	06/26/98	164,200	Fixed to 12/02	2028	Retired	—	NM
Sequoia 3 A4	AAA	06/26/98	121,923	1m LIBOR	2028	Called	—	NM
Sequoia 3 M1	AA/AAA	06/26/98	16,127	1m LIBOR	2028	Called	—	NM
Sequoia 3 M2	A/AA	06/26/98	7,741	1m LIBOR	2028	Called	—	NM
Sequoia 3 M3	BBB/A	06/26/98	4,838	1m LIBOR	2028	Called	—	NM
Sequoia 1A A1	AAA	05/04/99	157,266	1m LIBOR	2028	Called	—	NM
Sequoia 4 A	AAA	03/21/00	377,119	1m LIBOR	2024	2006	97,618	5.15%
Sequoia 5 A	AAA	10/29/01	496,667	1m LIBOR	2026	2007	153,328	5.13%
Sequoia 5 B1	AA	10/29/01	5,918	1m LIBOR	2026	2007	3,987	5.58%
Sequoia 5 B2	A	10/29/01	5,146	1m LIBOR	2026	2007	3,467	5.58%
Sequoia 5 B3	BBB	10/29/01	2,316	1m LIBOR	2026	2007	1,560	5.58%
Sequoia 6A	AAA	04/26/02	496,378	1m LIBOR	2027	2007	168,294	5.10%
Sequoia 6B1	AA	04/26/02	5,915	1m LIBOR	2027	2007	4,368	5.48%
Sequoia 6B2	A	11/17/05	2,315	1m LIBOR	2027	2007	3,798	5.48%
Sequoia 6B3	BBB	11/17/05	1,534	1m LIBOR	2027	2007	1,709	5.48%
Sequoia 7A	AAA	05/29/02	554,686	1m LIBOR	2032	2006	144,936	5.12%
Sequoia 7B1	AA	05/29/02	8,080	1m LIBOR	2032	2006	4,563	5.53%
Sequoia 7B2	A	11/17/05	5,771	1m LIBOR	2032	2006	3,259	5.82%
Sequoia 7B3	BBB	11/17/05	3,463	1m LIBOR	2032	2006	1,956	5.82%
Sequoia 8 1A-1	AAA	07/30/02	50,000	1m LIBOR	2032	Retired	—	NM
Sequoia 8 1A-2	AAA	07/30/02	61,468	Fixed to 12/04	2032	2006	4,875	6.02%
Sequoia 8 2A	AAA	07/30/02	463,097	1m LIBOR	2032	2006	155,405	5.08%
Sequoia 8 3A	AAA	07/30/02	49,973	6m LIBOR	2032	2006	7,512	6.20%
Sequoia 8 B1	AA	07/30/02	9,069	1m LIBOR	2032	2006	5,574	5.45%
Sequoia 8 B2	A	11/17/05	5,505	1m LIBOR	2032	2006	3,384	5.70%
Sequoia 8 B3	BBB	11/17/05	3,886	1m LIBOR	2032	2006	2,388	5.70%
Sequoia 9 1A	AAA	08/28/02	381,689	1m LIBOR	2032	2008	125,571	5.13%
Sequoia 9 2A	AAA	08/28/02	168,875	1m LIBOR	2032	2008	28,814	6.22%
Sequoia 9 B1	AA	08/28/02	7,702	1m LIBOR	2032	2008	4,783	5.53%
Sequoia 10 1A	AAA	09/26/02	822,375	1m LIBOR	2027	2008	305,316	5.18%
Sequoia 10 2A-1	AAA	09/26/02	190,000	1m LIBOR	2027	2008	67,545	5.16%
Sequoia 10 2A-2	AAA	09/26/02	3,500	1m LIBOR	2027	2008	2,613	5.46%
Sequoia 10 B1	AA	09/26/02	12,600	1m LIBOR	2027	2008	9,971	5.58%
Sequoia 10 B2	A	09/26/02	8,400	1m LIBOR	2027	2008	6,647	5.58%
Sequoia 10 B3	BBB	09/26/02	4,725	1m LIBOR	2027	2008	3,739	6.18%
Sequoia 11 A	AAA	10/30/02	695,210	1m LIBOR	2032	2008	219,685	5.23%
Sequoia 11 B1	AA	10/30/02	9,726	1m LIBOR	2032	2008	7,095	5.75%
Sequoia 12 A	AAA	12/19/02	1,080,076	1m LIBOR	2033	2007	337,757	4.82%
Sequoia 12 B1	AA	12/19/02	16,815	1m LIBOR	2033	2007	12,434	5.22%
Sequoia 2003-1 A1	AAA	02/27/03	798,206	1m LIBOR	2033	2007	271,692	5.16%
Sequoia 2003-1 A2	AAA	02/27/03	190,000	6m LIBOR	2033	2007	54,188	5.34%
Sequoia 2003-1 B1	AA	02/27/03	15,905	1m LIBOR	2033	2007	13,202	5.66%
Sequoia 2003-1 B2	A	02/27/03	8,210	Pass Through	2033	2007	6,815	5.84%
Sequoia 2003-2 A1	AAA	04/29/03	500,000	1m LIBOR	2022	2007	189,881	5.11%
Sequoia 2003-2 A2	AAA	04/29/03	303,600	6m LIBOR	2022	2007	104,414	4.70%
Sequoia 2003-2 M1	AA	04/29/03	11,480	1m LIBOR	2016	2007	11,480	5.43%
Sequoia 2003-3 A1	AAA	06/26/03	379,455	1m LIBOR	2023	2007	133,057	5.11%
Sequoia 2003-3 A2	AAA	06/26/03	149,922	6m LIBOR	2023	2007	43,095	5.02%
Sequoia 2003-3 B1	AA	06/26/03	9,075	1m LIBOR	2025	2007	7,741	5.43%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 20 — Sequoia Loans	A-25

Table 20: ABS Issued Characteristics — Residential Mortgage Loans (Sequoia) (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Sequoia	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
ABS Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2006	2006
MLCC 2003-C A1	AAA	06/26/03	773,795	1m LIBOR	2023	2008	282,347	5.15%
MLCC 2003-C A2	AAA	06/26/03	200,002	6m LIBOR	2023	2008	73,485	5.06%
MLCC 2003-C B1	AA	06/26/03	10,553	1m LIBOR	2025	2008	9,238	5.47%
MLCC 2003-D A	AAA	07/29/03	992,833	1m LIBOR	2028	2008	395,942	5.13%
MLCC 2003-D B1	AA	07/29/03	10,758	1m LIBOR	2028	2008	9,851	5.45%
Sequoia 2003-4 1A1	AAA	07/29/03	148,641	1m LIBOR	2033	2007	63,157	5.09%
Sequoia 2003-4 1A2	AAA	07/29/03	150,000	6m LIBOR	2033	2007	61,876	5.05%
Sequoia 2003-4 1B1	AA	07/29/03	3,864	1m LIBOR	2033	2007	3,670	5.43%
Sequoia 2003-4 2A1	AAA	07/29/03	189,415	1m LIBOR	2033	2008	114,110	5.13%
Sequoia 2003-4 2M1	AA	07/29/03	9,986	1m LIBOR	2033	2008	9,986	5.25%
Sequoia 2003-4 2B1	AA	07/29/03	2,367	1m LIBOR	2033	2008	2,367	5.43%
Sequoia 2003-5 A1	AAA	08/27/03	675,596	1m LIBOR	2033	2007	220,137	5.09%
Sequoia 2003-5 A2	AAA	08/27/03	149,609	6m LIBOR	2033	2007	53,370	5.27%
Sequoia 2003-5 B1	AA	08/27/03	15,043	1m LIBOR	2033	2007	13,028	5.38%
Sequoia 2003-6 A1	AAA	10/29/03	458,238	1m LIBOR	2033	2007	146,770	5.09%
Sequoia 2003-6 A2	AAA	10/29/03	180,474	6m LIBOR	2033	2007	63,782	4.69%
Sequoia 2003-6 B1	AA	10/29/03	11,287	1m LIBOR	2033	2007	9,479	5.36%
Sequoia 2003-7 A1	AAA	11/25/03	290,000	1m LIBOR	2034	2007	100,981	5.10%
Sequoia 2003-7 A2	AAA	11/25/03	505,100	6m LIBOR	2034	2007	164,501	4.93%
Sequoia 2003-7 B1	AA	11/25/03	16,607	1m LIBOR	2034	2007	14,360	5.33%
Sequoia 2003-8 A1	AAA	12/23/03	791,768	1m LIBOR	2034	2007	306,415	5.10%
Sequoia 2003-8 A2	AAA	12/23/03	150,000	6m LIBOR	2034	2007	62,765	4.99%
Sequoia 2003-8 B1	AA	12/23/03	14,166	1m LIBOR	2034	2007	13,134	5.37%
Sequoia 2003-8 B2	A	12/23/03	8,304	1m LIBOR	2034	2007	7,699	6.03%
MLCC 2003-E A1	AAA	08/28/03	823,305	1m LIBOR	2028	2008	330,164	5.13%
MLCC 2003-E A2	AAA	08/28/03	150,000	6m LIBOR	2028	2008	52,116	5.29%
MLCC 2003-E B1	AA	08/28/03	10,547	1m LIBOR	2028	2008	9,783	5.42%
MLCC 2003-F A1	AAA	09/25/03	839,000	1m LIBOR	2028	2008	344,521	5.14%
MLCC 2003-F A2	AAA	09/25/03	270,000	6m LIBOR	2028	2008	102,232	5.42%
MLCC 2003-F A3	AAA	09/25/03	175,000	Pass Through	2028	2008	75,052	6.14%
MLCC 2003-F B1	AA	09/25/03	13,913	1m LIBOR	2028	2008	12,999	5.42%
MLCC 2003-H A1	AAA	12/22/03	365,708	1m LIBOR	2029	2008	145,398	5.14%
MLCC 2003-H A2	AAA	12/22/03	240,000	6m LIBOR	2029	2008	95,780	5.05%
MLCC 2003-H A3A	AAA	12/22/03	119,613	Pass Through	2029	2008	45,364	5.84%
MLCC 2003-H B1	AA	12/22/03	7,875	1m LIBOR	2029	2008	7,392	5.37%
MLCC 2003-H B2	A	12/22/03	6,000	1m LIBOR	2029	2008	5,632	6.07%
Sequoia 2004-1 A1	AAA	01/28/04	601,250	6m LIBOR	2034	2007	212,346	5.05%
Sequoia 2004-1 B1	AA	01/28/04	9,375	1m LIBOR	2034	2007	8,149	5.33%
Sequoia 2004-1 B2	A	01/28/04	5,937	1m LIBOR	2034	2007	5,161	5.83%
Sequoia 2004-2 A1	AAA	02/25/04	671,998	6m LIBOR	2034	2007	259,254	5.21%
Sequoia 2004-2 B1	AA	02/25/04	11,550	1m LIBOR	2034	2007	10,455	5.28%
Sequoia 2004-2 B2	A	02/25/04	7,000	1m LIBOR	2034	2007	6,336	5.76%
Sequoia 2004-3 A1	AAA	03/30/04	894,673	6m LIBOR	2034	2006	330,380	5.31%
Sequoia 2004-3 M1	AA	03/30/04	13,800	1m LIBOR	2034	2006	13,800	5.28%
Sequoia 2004-3 M2	A	03/30/04	9,200	1m LIBOR	2034	2006	9,200	5.68%
Sequoia 2004-4 A1	AAA	04/29/04	785,971	6m LIBOR	2010	2007	291,051	4.62%
Sequoia 2004-4 B1	AA	04/29/04	14,612	1m LIBOR	2010	2007	13,158	5.28%
Sequoia 2004-4 B2	A	04/29/04	8,350	1m LIBOR	2010	2007	7,519	5.68%
Sequoia 2004-5 A1	AAA	05/27/04	547,657	Pass Through	2012	2008	199,336	5.53%
Sequoia 2004-5 A2	AAA	05/27/04	185,613	1m LIBOR	2012	2008	73,868	5.04%
Sequoia 2004-5 A3	AAA	05/27/04	74,897	6m LIBOR	2012	2008	29,807	4.86%
Sequoia 2004-5 B1	AA	05/27/04	14,874	1m LIBOR	2012	2008	13,665	5.26%
Sequoia 2004-5 B2	A	05/27/04	8,499	1m LIBOR	2012	2008	7,808	5.66%
Sequoia 2004-6 A1	AAA	06/29/04	500,000	Pass Through	2012	2008	184,782	5.75%
Sequoia 2004-6 A2	AAA	06/29/04	185,687	1m LIBOR	2012	2008	86,148	5.06%
Sequoia 2004-6 A3a	AAA	06/29/04	196,500	6m LIBOR	2012	2008	79,444	4.96%
Sequoia 2004-6 A3b	AAA	06/29/04	3,500	6m LIBOR	2012	2008	1,415	5.11%
Sequoia 2004-6 B1	AA	06/29/04	15,725	1m LIBOR	2012	2008	14,840	5.28%
Sequoia 2004-6 B2	A	06/29/04	9,250	1m LIBOR	2012	2008	8,730	5.66%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 20 — Sequoia Loans	A-26

Table 20: ABS Issued Characteristics — Residential Mortgage Loans (Sequoia) (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Sequoia	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
ABS Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2006	2006
SEMHT 2004-01 A	AAA	06/29/04	317,044	1m LIBOR	2014	2008	155,318	4.60%
Sequoia 2004-7 A1	AAA	07/29/04	498,828	Pass Through	2034	2008	103,543	5.92%
Sequoia 2004-7 A2	AAA	07/29/04	252,102	1m LIBOR	2034	2008	122,518	5.09%
Sequoia 2004-7 A3a	AAA	07/29/04	247,874	6m LIBOR	2034	2008	105,387	5.05%
Sequoia 2004-7 A3b	AAA	07/29/04	3,956	6m LIBOR	2034	2008	1,682	5.27%
Sequoia 2004-7 B1	AA	07/29/04	18,900	1m LIBOR	2034	2008	18,319	5.33%
Sequoia 2004-7 B2	A	07/29/04	11,025	1m LIBOR	2034	2008	10,686	5.72%
Sequoia 2004-8 A1	AAA	08/27/04	365,049	1m LIBOR	2034	2008	167,805	5.13%
Sequoia 2004-8 A2	AAA	08/27/04	418,050	6m LIBOR	2034	2008	181,227	5.31%
Sequoia 2004-8 B1	AA	08/27/04	16,400	1m LIBOR	2034	2008	16,029	5.30%
Sequoia 2004-8 B2	A	08/27/04	8,200	1m LIBOR	2034	2008	8,015	5.68%
Sequoia 2004-9 A1	AAA	09/29/04	453,364	1m LIBOR	2034	2008	229,546	5.12%
Sequoia 2004-9 A2	AAA	09/29/04	296,310	6m LIBOR	2034	2008	141,206	5.42%
Sequoia 2004-9 B1	AA	09/29/04	14,915	1m LIBOR	2034	2008	14,915	5.29%
Sequoia 2004-9 B2	A	09/29/04	8,242	1m LIBOR	2034	2008	8,242	5.66%
Sequoia 2004-10 A-1A	AAA	10/28/04	110,000	1m LIBOR	2034	2008	57,403	5.09%
Sequoia 2004-10 A-1B	AAA	10/28/04	12,225	1m LIBOR	2034	2008	6,380	5.15%
Sequoia 2004-10 A-2	AAA	10/28/04	203,441	1m LIBOR	2034	2008	106,164	5.10%
Sequoia 2004-10 A-3A	AAA	10/28/04	180,000	6m LIBOR	2034	2008	79,688	4.69%
Sequoia 2004-10 A-3B	AAA	10/28/04	20,000	6m LIBOR	2034	2008	8,854	4.75%
Sequoia 2004-10 A-4	AAA	10/28/04	126,799	6m LIBOR	2034	2008	56,136	4.70%
Sequoia 2004-10 B-1	AA	10/28/04	14,042	1m LIBOR	2034	2008	14,042	5.28%
Sequoia 2004-10 B-2	A	10/28/04	6,849	1m LIBOR	2034	2008	6,849	5.63%
Sequoia 2004-11 A1	AAA	11/23/04	433,985	1m LIBOR	2034	2009	214,419	5.08%
Sequoia 2004-11 A2	AAA	11/23/04	86,036	6m LIBOR	2034	2009	44,994	4.90%
Sequoia 2004-11 A3	AAA	11/23/04	170,694	1m LIBOR	2034	2009	123,287	5.08%
Sequoia 2004-11 B1	AA	11/23/04	8,947	1m LIBOR	2034	2009	8,947	5.28%
Sequoia 2004-11 B2	A	11/23/04	6,084	1m LIBOR	2034	2009	6,084	5.63%
Sequoia 2004-12 A1	AAA	12/22/04	380,510	1m LIBOR	2035	2009	195,421	5.05%
Sequoia 2004-12 A2	AAA	12/22/04	208,392	6m LIBOR	2035	2009	104,058	4.96%
Sequoia 2004-12 A3	AAA	12/22/04	218,331	6m LIBOR	2035	2009	89,305	4.99%
Sequoia 2004-12 B1	AA	12/22/04	8,588	1m LIBOR	2035	2009	8,588	5.28%
Sequoia 2004-12 B2	A	12/22/04	6,134	1m LIBOR	2035	2009	6,134	5.63%
Sequoia 2005-1 A1	AAA	01/27/05	298,055	1m LIBOR	2035	2009	160,345	5.01%
Sequoia 2005-1 A2	AAA	01/27/05	100,000	6m LIBOR	2035	2009	57,278	4.97%
Sequoia 2005-1 B1	AA	01/27/05	7,067	1m LIBOR	2035	2009	7,067	5.20%
Sequoia 2005-1 B2	A	01/27/05	3,949	1m LIBOR	2035	2009	3,949	5.48%
Sequoia 2005-2 A1	AAA	02/24/05	202,462	1m LIBOR	2035	2008	101,463	5.00%
Sequoia 2005-2 A2	AAA	02/24/05	126,737	6m LIBOR	2035	2008	59,110	5.19%
Sequoia 2005-2 B1	AA	02/24/05	6,016	1m LIBOR	2035	2008	6,016	5.17%
Sequoia 2005-2 B2	A	02/24/05	3,266	1m LIBOR	2035	2008	3,266	5.45%
Sequoia 2005-3 A1	AAA	04/28/05	349,687	1m LIBOR	2035	2009	218,340	4.98%
Sequoia 2005-3 B1	AA	04/28/05	6,208	1m LIBOR	2035	2009	6,208	5.15%
Sequoia 2005-3 B2	A	04/28/05	3,287	1m LIBOR	2035	2009	3,287	5.42%
Madrona 2005-A	BBB	08/25/05	5,400	1m LIBOR	2008	2008	5,400	6.33%
SEMT 2005-4 1-A1	AAA	09/29/05	133,459	1m LIBOR	2035	2009	103,280	5.00%
SEMT 2005-4 1-A2	AAA	09/29/05	14,829	1m LIBOR	2035	2009	11,476	5.15%
SEMT 2005-4 1-B1	AA	09/29/05	2,093	1m LIBOR	2035	2009	2,093	5.23%
SEMT 2005-4 1-B2	AA	09/29/05	1,395	1m LIBOR	2035	2009	1,395	5.41%
SEMT 2005-4 2-A1	AAA	09/29/05	160,096	Pass Through	2035	2013	144,136	4.08%
SEMT 2005-4 2-A2	AAA	09/29/05	10,268	Pass Through	2035	2013	9,244	4.08%
SEMT 2005-4 2-B1	AA	09/29/05	1,740	Pass Through	2035	2013	1,740	4.08%
SEMT 2005-4 2-B2	A	09/29/05	696	Pass Through	2035	2013	696	4.08%

Total Sequoia ABS Issuance			$30,575,223				$11,362,031	5.12%

(1)	Does not include Sequoia ABS acquired by Redwood or Acacia

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 20 — Sequoia Loans	A-27

Table 21: ABS Issued Characteristics — IOs from Residential Real Estate Loans
(Sequoia Interest-Only Certificates Issued) (all $ in thousands)

							Adjusted Issue	Interest
			Original			Estimated	Amount At	Rate At
Sequoia ABS	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
IO’s Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2006	2006

MLCC 2003-C X-A-2	AAA	06/26/03	$12,662	Fixed	2007	2011	$1,234	4.50%
MLCC 2003-D X-A-1	AAA	07/29/03	22,371	Fixed	2007	2012	2,749	4.50%
MLCC 2003-E X-A-1	AAA	08/28/03	16,550	Fixed	2007	2012	2,930	4.25%
MLCC 2003-F X-A-1	AAA	09/25/03	18,666	Fixed	2007	2012	3,300	4.50%
Sequoia 2003-6 X-1	AAA	10/29/03	8,220	Fixed	2007	2009	1,317	4.50%
SMFC 2003A AX1	AAA	10/31/03	70,568	Fixed	2007	2007	8,695	4.50%
Sequoia 2003-7 X-1	AAA	11/25/03	10,345	Fixed	2007	2012	1,805	4.25%
Sequoia 2003-8 X-1	AAA	12/23/03	12,256	Fixed	2007	2009	2,359	4.50%
Sequoia 2004-1 X-1	AAA	01/28/04	7,801	Fixed	2007	2009	1,644	4.00%
Sequoia 2004-2 X-1	AAA	02/25/04	8,776	Fixed	2007	2009	1,994	3.75%
SMFC 2004A AX1	AAA	02/26/04	10,626	Fixed	2007	2007	2,651	3.75%
MLCC 2003-H X-A-1	AAA	12/22/03	10,430	Fixed	2007	2012	2,461	4.25%
Sequoia 2004-4 X-1	AAA	05/28/04	9,789	Fixed	2010	2009	2,753	4.25%
Sequoia 2004-5 X-1	AAA	05/27/04	3,371	Fixed	2012	2012	968	4.15%
Sequoia 2004-6 X-A	AAA	06/29/04	10,884	Pass Through	2012	2012	6,141	N/A
Sequoia 2004-7 X-A	AAA	07/29/04	12,145	Pass Through	2034	2012	6,910	N/A
Sequoia 2004-8 X-A	AAA	08/27/04	18,270	Pass Through	2034	2012	10,833	N/A
Sequoia 2004-9 X-A	AAA	09/29/04	16,951	Pass Through	2034	2012	10,291	N/A
Sequoia 2004-10 X-A	AAA	10/28/04	14,735	Pass Through	2034	2012	9,141	N/A
Sequoia 2004-11 X-A-1	AAA	11/23/04	12,603	Pass Through	2034	2013	8,107	N/A
Sequoia 2004-11 X-A-2	AAA	11/23/04	4,697	Pass Through	2034	2013	3,105	N/A
Sequoia 2004-12 X-A-1	AAA	12/22/04	14,453	Pass Through	2035	2013	9,514	N/A
Sequoia 2004-12 X-A-2	AAA	12/22/04	4,619	Pass Through	2035	2013	5,081	N/A
Sequoia 2005-1 X-A	AAA	01/27/05	9,669	Pass Through	2035	2013	6,584	N/A
Sequoia 2005-2 X-A	AAA	02/24/05	7,484	Pass Through	2035	2013	5,132	N/A
Sequoia 2005-3 X-A	AAA	04/28/05	8,183	Pass Through	2035	2013	6,060	N/A

Total Sequoia Issuance			$357,124				$123,761	4.31%

(1)	Does not include Sequoia IO’s acquired by Redwood or Acacia

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 21 — Residential IOs	A-28

Table 22: ABS Characteristics — Commercial Real Estate Loans (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Commercial	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
ABS Issued	Rating	Date	Amount	Index	Maturity	Date	2006	2006

Commercial 1	NR	03/30/01	$9,010	1m LIBOR	2002	Paid Off	$—	N/A
Commercial 2	NR	03/30/01	8,320	1m LIBOR	2003	Paid Off	—	N/A
Commercial 3	NR	03/01/02	8,318	1m LIBOR	2003	Paid Off	—	N/A
Commercial 4	NR	08/18/03	5,595	6m LIBOR	2009	Paid Off	—	N/A
Commercial 5	NR	12/10/04	4,030	6m LIBOR	2005	Paid Off	—	N/A
Commercial 6	NR	02/07/05	4,250	Fixed	2009	Not Callable	4,250	12.00%

Total Commercial Issuance			$39,523				$4,250	12.00%

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 22 — Commercial ABS	A-29

Table 23: CDO ABS Issued Characteristics

Acacia (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
CDO Issuance (1)	Rating	Date	Amount	Index	Maturity	Date	2006	2006

Acacia CDO 2 A	AAA	05/13/03	222,000	3m LIBOR	2023	2011	168,460	5.11%
Acacia CDO 2 B	AA	05/13/03	45,375	3m LIBOR	2038	2011	45,375	5.76%
Acacia CDO 2 C	BBB	05/13/03	16,500	3m LIBOR	2038	2011	16,500	7.71%
Acacia CDO 3 A	AAA	11/04/03	222,000	3m LIBOR	2038	2011	197,036	5.03%
Acacia CDO 3 B	AA	11/04/03	45,750	3m LIBOR	2038	2011	45,750	6.65%
Acacia CDO 3 C	BBB	11/04/03	16,500	3m LIBOR	2038	2011	16,500	7.85%
Acacia CDO 4 A	AAA	04/08/04	229,400	3m LIBOR	2039	2012	226,934	4.50%
Acacia CDO 4 B1	AA	04/08/04	45,300	3m LIBOR	2039	2012	45,300	4.97%
Acacia CDO 4 B2	AA	04/08/04	2,000	Fixed	2039	2012	2,000	4.81%
Acacia CDO 4 C1	BBB	04/08/04	13,700	3m LIBOR	2039	2012	13,700	6.97%
Acacia CDO 4 C2	BBB	04/08/04	3,000	Fixed	2039	2012	3,000	6.81%
Acacia CDO 5 A	AAA	07/14/04	222,500	3m LIBOR	2039	2012	222,275	4.68%
Acacia CDO 5 B	AA	07/14/04	42,250	3m LIBOR	2039	2012	42,250	5.15%
Acacia CDO 5 C	A	07/14/04	9,000	3m LIBOR	2039	2012	9,000	5.75%
Acacia CDO 5 D	A	07/14/04	3,000	3m LIBOR	2039	2012	3,000	6.30%
Acacia CDO 5 E	BBB	07/14/04	5,375	3m LIBOR	2039	2012	5,375	7.10%
Acacia CDO 6 A1	AAA	11/09/04	222,000	3m LIBOR	2040	2012	221,443	4.69%
Acacia CDO 6 A2	AAA	11/09/04	15,000	3m LIBOR	2040	2012	15,000	4.98%
Acacia CDO 6 B	AA	11/09/04	27,000	3m LIBOR	2040	2012	27,000	5.13%
Acacia CDO 6 C	A	11/09/04	6,500	3m LIBOR	2040	2012	6,500	5.68%
Acacia CDO 6 D	A	11/09/04	3,000	3m LIBOR	2040	2012	3,000	6.33%
Acacia CDO 6 E1	BBB	11/09/04	1,500	3m LIBOR	2040	2012	1,500	7.13%
Acacia CDO 6 E2	BBB	11/09/04	7,000	Fixed	2040	2012	7,000	6.95%
Acacia CDO 7 A	AAA	03/10/05	231,700	3m LIBOR	2045	2013	231,690	4.86%
Acacia CDO 7 B	AA	03/10/05	28,100	3m LIBOR	2045	2013	28,100	5.15%
Acacia CDO 7 C	A	03/10/05	6,000	3m LIBOR	2045	2013	6,000	5.75%
Acacia CDO 7 D	BBB	03/10/05	16,200	3m LIBOR	2045	2013	16,200	7.17%
Acacia CDO 8 A1	AAA	07/14/05	175,000	3m LIBOR	2045	2013	174,790	3.92%
Acacia CDO 8 A2	AAA	07/14/05	15,000	3m LIBOR	2045	2013	15,000	4.07%
Acacia CDO 8 B	AA	07/14/05	22,000	3m LIBOR	2045	2013	22,000	4.19%
Acacia CDO 8 C	A	07/14/05	20,000	3m LIBOR	2045	2013	20,000	4.84%
Acacia CDO 8 D	A-	07/14/05	10,000	3m LIBOR	2045	2013	10,000	5.29%
Acacia CDO 8 E	BBB	07/14/05	10,000	3m LIBOR	2045	2013	10,000	6.49%
Acacia CRE1 Class A	AAA	12/14/05	159,000	3m LIBOR	2045	2013	159,000	4.85%
Acacia CRE1 Class B	AA	12/14/05	39,000	3m LIBOR	2046	2013	39,000	4.98%
Acacia CRE1 Class C	A+	12/14/05	21,000	3m LIBOR	2046	2013	21,000	5.53%
Acacia CRE1 Class D	A-	12/14/05	18,000	3m LIBOR	2046	2013	18,000	5.83%
Acacia CRE1 Class E	BBB+	12/14/05	11,250	3m LIBOR	2046	2013	11,250	6.53%
Acacia CRE1 Class F	BBB-	12/14/05	13,500	3m LIBOR	2046	2013	13,500	7.13%
Acacia 9 Class A	AAA	03/09/06	235,000	3m LIBOR	2046	2013	235,000	5.16%
Acacia 9 Class B	AA-	03/09/06	21,800	3m LIBOR	2046	2013	21,800	5.36%
Acacia 9 Class C	A	03/09/06	9,000	3m LIBOR	2046	2013	9,000	6.11%
Acacia 9 Class D	BBB	03/09/06	12,000	3m LIBOR	2046	2013	12,000	8.01%

Total CDO Issuance			$2,499,200				$2,417,228	5.00%

(1)	Does not include ABS acquired by Redwood or Acacia

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 23 — CDO ABS	A-30

Table 24: ABS Resecuritization Characteristics
Other Resecuritizations — (SMFC) (all $ in thousands)

							Principal	Interest
Other			Original			Estimated	Outstanding At	Rate At
Resecuritization	Debt	Issue	Issue		Stated	Callable	March 31,	March 31,
Issuance (1)	Rating	Date	Amount	Index	Maturity	Date	2006	2006

SMFC 2002A A1	AAA	04/30/02	$64,761	1m LIBOR	2030	2006	$—	N/A
SMFC 2002A A2	AAA	04/30/02	15,861	1m LIBOR	2029	2006	—	N/A
SMFC 2002B I A1	AA	12/19/02	16,855	Fixed	2031	2006	489	5.43%
SMFC 2002B I A2	A	12/19/02	18,274	Fixed	2031	2006	530	5.68%
SMFC 2002B I A3	BBB	12/19/02	17,221	Fixed	2031	2006	499	6.38%
SMFC 2002B I A4	BB	12/19/02	25,133	Fixed	2031	2006	729	6.75%
SMFC 2002B II A1	AA	12/19/02	15,517	Fixed	2039	2006	613	4.82%
SMFC 2002B II A2	A	12/19/02	18,345	Fixed	2039	2006	725	4.92%
SMFC 2002B II A3	BBB	12/19/02	14,989	Fixed	2039	2006	593	5.35%
SMFC 2002B II A4	BB	12/19/02	8,347	Fixed	2039	2006	330	6.00%

Total Resecuritizations			$215,303				$4,507	5.64%

(1)	Does not include ABS acquired by Redwood or Acacia

The Redwood Review — 1st Quarter 2006	APPENDIX — Table 24 — SMFC ABS	A-31